UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Entegris, Inc.

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ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 30, 2015

The 2015 Annual Meeting of Stockholders of Entegris, Inc. will be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Thursday, April 30, 2015, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect nine (9) Directors to serve until the 2016 Annual Meeting of Stockholders.

2.	To ratify the appointment of KPMG LLP as Entegris’ independent registered public accounting firm for 2015.

3.	To approve, on an advisory basis, the Company’s Executive Compensation.

4.	To re-approve the performance criteria and limitations for awards under the Entegris, Inc. Amended and Restated Incentive Plan.

5.	To approve the performance criteria and limitations for awards under the Entegris, Inc. 2010 Stock Plan, as amended.

6.	To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.

Stockholders of record at the close of business on March 13, 2015 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

Peter W. Walcott Senior Vice President, General Counsel & Secretary

Dated: March 27, 2015

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING THREE WAYS: (1) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED STAMPED ENVELOPE BY MAIL, (2) BY COMPLETING A PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, OR (3) BY COMPLETING A PROXY ON THE INTERNET AT THE INTERNET ADDRESS LISTED ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders to be Held on April 30, 2015 – the Proxy Statement, Form of Proxy and the Annual Report are available at http://investor.entegris.com/financials.cfm

ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

Proxy Statement for the 2015 Annual Meeting of Stockholders

To Be Held on April 30, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Entegris, Inc., a Delaware corporation, (“Entegris” or the “Company”) for use at the 2015 Annual Meeting of Stockholders to be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Thursday, April 30, 2015 at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. You may obtain directions to the location of the Annual Meeting of Stockholders by contacting our Investor Relations Department either through the Internet at investor.Entegris.com/contactus.cfm or via email at irelations@entegris.com. This proxy statement, the foregoing Notice of Annual Meeting of Stockholders, the enclosed form of proxy and the Company’s 2014 Annual Report on Form 10-K are first being mailed or given to stockholders on or about March 27, 2015.

PROXIES

A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to Entegris another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2015 Annual Meeting. Any properly completed proxy forms returned in time to be voted at the Annual Meeting will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted IN FAVOR of the election of the nine named nominees as directors and in accordance with the recommendations of the Board of Directors with respect to other matters to come before the 2015 Annual Meeting. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2015 Annual Meeting which is not known to the Company as of the date of this proxy statement, unless the proxy directs otherwise.

Stockholders may vote by proxy in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card in accordance with the specified instructions, or (3) by completing the proxy card via the Internet at the Internet address listed on the proxy card in accordance with the specified instructions.

All costs of the solicitation of proxies will be borne by Entegris. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Entegris will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

VOTING SECURITIES AND VOTES REQUIRED

The record date for the determination of stockholders entitled to notice of and to vote at the 2015 Annual Meeting was the close of business on March 13, 2015 (the “Record Date”). On the Record Date, there were 140,235,651 shares of common stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including “broker non-votes” and shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a majority of votes cast by the stockholders entitled to vote at the meeting is required for the election of directors (see “Corporate Governance – Majority Voting for Directors” below) and for the approval of the other matters listed in the Notice of Meeting. Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of the directors or the other matters listed in the Notice of Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms are expiring. The persons named in the enclosed proxy will vote to elect as directors the nominees designated by the Board of Directors, whose names are listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. There are no family relationships between or among any officers or directors of Entegris.

Nominees for Election

Set forth below are the name and age of each nominee for election as a director, his principal occupation and the year of his first election as a director of Entegris or a predecessor public corporation.

Name of Nominee	Age	Principal Occupation	Director Since*
Michael A. Bradley	66	Retired Chief Executive Officer, Teradyne, Inc.	2001
Marvin D. Burkett	72	Management Consultant	2010
R. Nicholas Burns	59	Professor of The Practice of Diplomacy and International Politics, Kennedy School, Harvard University	2011
Daniel W. Christman	71	Independent Business Consultant	2001
James F. Gentilcore	62	Retired CEO, Edwards Group Limited	2013
James P. Lederer	54	Retired Executive Vice President, Qualcomm, Inc.	—
Bertrand Loy	49	President & Chief Executive Officer, Entegris, Inc.	2012
Paul L.H. Olson	64	Chairman of the Board, Retired Executive	2003
Brian F. Sullivan	53	Chairman & CEO, Celcuity LLC	2003

*	Includes service with predecessor public company, Entegris, Inc., a Minnesota corporation (“Entegris Minnesota”), in the case of Messrs. Olson and Sullivan and Mykrolis Corporation (“Mykrolis”) in the case of Messrs. Bradley and Christman. Entegris Minnesota and Mykrolis Corporation merged into the Company effective August 6, 2005 (the “Merger”).

Set forth below with respect to each director or nominee standing for election at the 2015 Annual Meeting are the principal occupation and business experience during at least the past five years, the names of other publicly held companies of which he serves or has served as a director during such period, as well as the experience, qualifications, attributes or skills that has led the Board of Directors to conclude that each nominee should serve as a director of the Company.

Michael A. Bradley served as a director of Mykrolis and as Chairman of the Audit & Finance Committee of the Mykrolis Board of Directors from 2001 until the Merger. Mr. Bradley has been a director of the Company since the Merger. He served as Chairman of the Audit & Finance Committee of the Company’s Board of Directors from the date of the Merger until June 14, 2006 and as a member of that committee until May 2008 when he joined the Management Development & Compensation Committee of the Company’s Board of Directors. From 2004 until his retirement in February 2014 he served as the Chief Executive Officer and a director of Teradyne, Inc., a global supplier of automatic test systems and equipment for semiconductor, military/aerospace, data storage and automotive applications. Prior to that he served as President of Teradyne, Inc. since May of 2003 and as President, Semiconductor Test Division of Teradyne since April of 2001. Mr. Bradley served as the Chief Financial Officer of Teradyne, Inc. from 1999 until 2001 and as a Vice President of Teradyne since 1992. Prior to that, Mr. Bradley held various finance, marketing, sales and management positions with Teradyne and worked in the audit practice group of the public accounting firm of Coopers and Lybrand. Mr. Bradley has served as a director of Avnet, Inc. (global distributor of electronic components and computer products) since November of 2012 and of the Massachusetts High Technology Council. He received his A.B. degree from Amherst College and an M.B.A. from the Harvard Business School.

The Board of Directors has concluded that by reason of his experience as chief executive officer of Teradyne, Inc. as well as his other senior executive positions with Teradyne which have given him extensive experience within the semiconductor industry and by reason of his thirteen years of experience as a director of both Mykrolis and the Company, Mr. Bradley should serve as a director of the Company.

Marvin D. Burkett has served as a director of the Company since May of 2010. He has served as the Chief Financial Officer and Chief Administrative Officer of Nvidia Corporation (high performance semiconductor based graphics products) from 2001 until his retirement in 2009. Mr. Burkett also served Advanced Micro Devices, Inc. (manufacturer of semiconductors) from 1972 until 1998, first as corporate controller and then as the Chief Financial Officer and Chief Administrative Officer. Prior to that he worked at the Semiconductor Division of Raytheon Company. Mr. Burkett served as a member of the board of directors and Chairman of the Audit Committee of Netlogic Microsystems, Inc. (design, development and sale of high speed integrated circuits for advanced mobile wireless applications) until early 2012 when that company was sold. He has been a director of Intermolecular, Inc. (research and development for the semiconductor and clean energy industries) since 2011 and of Audience, Inc. (advanced voice processors for mobile devices), since September 2010, where he serves as chairman of the audit committee and as a member of the compensation committee. Mr. Burkett has also served as a member of the board of directors of G2 Holdings Corporation, a private company in the semiconductor industry, since January 2011, where he also served as Chairman of the audit committee until 2014. Mr. Burkett holds a B.S. degree and an M.B.A. from the University of Arizona.

The Board of Directors has concluded that by reason of his forty years of experience in the semiconductor industry and of his experience as chief financial officer and chief administrative officer of two major companies serving the semiconductor industry, Mr. Burkett should serve as a director of the Company.

R. Nicholas Burns has served as a director of the Company since May of 2011. He is currently a Professor of The Practice of Diplomacy and International Politics, Kennedy School, Harvard University. Ambassador Burns served in the United States Foreign Service for twenty-seven years until his retirement in April 2008. He served as Under Secretary of State for Political Affairs from 2005 to 2008. From 2001 to 2005 he was U.S. Ambassador to NATO. Prior to that from 1997 to 2001 he was U.S. Ambassador to Greece. He is Director of the Aspen Strategy Group and Senior Counselor at the Cohen Group. He is on the Board of Directors of the Rockefeller Brothers Fund, The Atlantic Council and a number of other non-profit organizations. Since October 2014 he has served as a member of Secretary of State John Kerry’s Foreign Affairs Advisory Board.

The Board of Directors has concluded that by reason of his distinguished career as a diplomat and of his expertise in world affairs, Mr. Burns should serve as a director of the Company.

Daniel W. Christman served as a director of Mykrolis and as a member of the Audit & Finance Committee of the Mykrolis Board of Directors from 2001 until the Merger. From February of 2003 through 2004 he was designated as the Presiding Director of the Mykrolis Board of Directors. Since the Merger he served as a director of the Company and as a member of the Audit & Finance Committee until 2011; he served as Chairman of the Audit and Finance Committee from 2009 until 2011. Since May 2008 Mr. Christman has served on the Governance & Nominating Committee and assumed the role of the Chairman of that committee in 2011. From 2003 until 2009 he served as Senior Vice President, International Affairs of the U.S. Chamber of Commerce. In 2001 he retired in the grade of Lieutenant General after a career in the United States Army that spanned more than 36 years. Immediately prior to his retirement, General Christman served as the Superintendent of the United States Military Academy at West Point since 1996. From 1994 until 1996, General Christman served as Assistant to the Chairman of the Joint Chiefs of Staff of the United States. General Christman’s key command positions have also included the U.S. Army’s Engineer School in the early 1990’s, and the U.S. Army Corps of Engineer District in Savannah, Georgia. General Christman also served in President Ford’s administration as a member of the National Security Council staff, where he shared responsibility for strategic arms control. He currently serves as a director of Teradyne, Inc., a global supplier of automatic test systems and equipment for semiconductor, military/aerospace, data storage and automotive applications. General Christman is a graduate of the United States Military Academy at West Point, where he also was an Assistant Professor of Economics. General Christman holds an MPA degree in public affairs and an MSE degree in civil engineering from Princeton University and a Juris Doctor degree from The George Washington University Law School.

The Board of Directors has concluded that by reason of his extensive graduate education, his responsibilities as a General Officer in the U.S. Army, his experience with international business issues with the U.S. Chamber of Commerce and by reason of his thirteen years of experience as a director of both Mykrolis and the Company, General Christman should serve as a director of the Company.

James F. Gentilcore was elected to the Board of Directors in December 2013. He served as the Chief Executive Officer of Edwards Group Limited, a global industrial technology company and a leading manufacturer of sophisticated vacuum products and abatement systems, from March 2013 until January 2014 when Edwards Group was acquired by Atlas Copco AB. Prior to March 2013 Mr. Gentilcore had been an independent non-executive director on its board of directors since December 2007. He has significant experience in growing technology companies, mergers and acquisitions in the public and private sector and post-merger integration and brings 30 years of technology industry leadership to our board of directors. From January 2009 to March 2011, Mr. Gentilcore was the President, Chief Executive Officer and a director of EPAC Technologies Inc., a leader in supply chain automation for the book publishing industry. Prior to that, he was the Chief Executive Officer of Helix Technology Corporation, and led its strategic merger with Brooks Automation Inc. (“Brooks”) in 2005, where he continued as Chief Operating Officer of the combined company. After the integration of Brooks and Helix Technology Corporation, he led the Company’s acquisition of Synetics Solutions Inc., a U.S. subsidiary of a large Japanese automation company and then spearheaded a Japanese based joint venture with that company. His global experience includes several Asian based joint ventures and acquisitions and many U.S. based technology acquisitions. He currently serves as a director of KMG Chemicals, Inc., a manufacturer and distributor of specialty chemicals. Mr. Gentilcore holds an M.B.A. from Lehigh University and a B.Sc. in Engineering from Drexel University.

The Board of Directors has concluded that by reason of his thirty years of experience in the semiconductor industry, of his experience as chief executive officer of two major companies serving the semiconductor industry and of his broad experience with mergers and post merger integration, Mr. Gentilcore should serve as a director of the Company.

James P. Lederer retired as an Executive Vice President of Qualcomm Technologies, Inc. and General Manager of Qualcomm CDMA Technologies (QCT, semiconductor division) in January 2014. Prior to that role, which commenced in 2008, he held senior management positions at Qualcomm, Inc. in the following capacities: Senior Vice President, QCT Finance; Vice President, QCT Finance; Senior Director, QCT Finance; Director, Corporate Strategic Finance. Mr. Lederer joined Qualcomm in 1997 as Senior Manager, Corporate Finance. Prior to joining Qualcomm, Mr. Lederer held a variety of management positions at Motorola, General Motors and Scott Aviation. Mr. Lederer holds a B.S. degree in Business Administration (Finance/MIS) and an M.B.A. from the State University of New York at Buffalo, where he also serves on the Dean’s Advisory Council for the School of Management.

The Board of Directors has concluded that by reason of his eighteen years of experience in the semiconductor industry and of his ten years of experience as a senior executive officer of Qualcomm, Mr. Lederer should serve as a director of the Company.

Bertrand Loy has served as our Chief Executive Officer, President and a director since November 2012. Prior to his promotion, Mr. Loy served as our Executive Vice President and Chief Operating Officer since 2008. From August 2005 until July 2008, he served as our Executive Vice President and Chief Administrative Officer in charge of our global supply chain and manufacturing operations. He served as the Vice President and Chief Financial Officer of Mykrolis from January 2001 until August 2005. Prior to that, Mr. Loy served as the Chief Information Officer of Millipore Corporation during 1999 and 2000. From 1995 until 1999, he served as the Division Controller for Millipore’s Laboratory Water Division. From 1989 until 1995, Mr. Loy served Sandoz Pharmaceuticals (now Novartis) in a variety of financial, audit and controller positions located in Europe, Central America and Japan. Mr. Loy served as a director of BTU International, Inc., (supplier of advanced thermal processing equipment) until its acquisition in January of 2015. He also has served as a director of Harvard Bioscience, Inc. (scientific equipment) since November of 2014. Mr. Loy graduated from the Ecole Superieure des Sciences Economiques et Commerciales business school in Cergy Pontoise France.

The Board of Directors has concluded that by reason of his extensive experience operating the Company, his five years of experience as the Chief Financial Officer of Mykrolis and his experience as a director of BTU International, Inc. and of Harvard Bioscience, Inc., Mr. Loy should serve as a director of the Company.

Paul L.H. Olson has been a director of the Company since the Merger. He has served as the independent Chairman of the Board of the Company since May of 2011. He served as lead director of Entegris Minnesota and as Chairman of the Governance Committee of the Entegris Minnesota board of directors from March 2003 until the Merger with the Company and as a the Chairman of the Governance and Nominating Committee of the Company’s Board of Directors until 2011. Mr. Olson served as the Chief Executive Officer and a director of nuBridges, Inc., a software business headquartered in Atlanta, Georgia from 2008 until its merger with Liaison Technologies, Inc. in 2011. Thereafter he served on the board of directors of Liaison Technologies, Inc., serving as a member of its audit committee until 2014. He served as Executive Vice President of Bethel University from 2002 to 2008. Prior to 2000, Mr. Olson was a founding executive of Sterling Commerce, Inc., an electronic commerce software company. Prior to his role with Sterling Commerce, he held executive positions with Sterling Software, Inc. and Michigan National Corp. Mr. Olson is a member of the board of directors of several private companies and non-profit organizations, including WMC Industries, Inc. (where he is lead director) and Macalester College (where he serves as Treasurer and Chairman of the Finance Committee); Mr. Olson served as an advisor to Data Dimensions, Inc and to Thoma Bravo Equity Partners. Mr. Olson holds a BA degree from Macalester College, an MBA from the University of St. Thomas and a doctorate degree from the University of Pennsylvania.

The Board of Directors has concluded that by reason of his extensive graduate education, his many years of business and institutional management experience and of his experience as chief executive officer of two different software companies and by reason of his twelve years of experience as a director of both Entegris Minnesota and the Company, Mr. Olson should serve as a director of the Company.

Brian F. Sullivan has served as a director of the Company since the Merger in 2005. He served as a director of Entegris Minnesota and as a member of its Compensation and Stock Option Committee from December 2003 until the Merger with the Company; and served as a member of the Management Development & Compensation Committee of the Company from the Merger until May 2008 at which time he joined the Audit & Finance Committee. Mr. Sullivan is currently Chairman and CEO of Celcuity LLC, a biotechnology company he co-founded in 2012. Mr. Sullivan was Chairman and CEO of SterilMed, Inc from 2002 until he retired from that company in 2011 in conjunction with its sale to Johnson & Johnson. Mr. Sullivan co-founded Recovery Engineering, Inc. in 1986, and was Chairman and Chief Executive Officer until it was sold in 1999 to Proctor & Gamble Co. Mr. Sullivan served as a member of the board of directors of Virtual Radiologic Corporation from 2008 until that company was sold in 2010, and serves as a director of several private companies and non-profit organizations. Mr. Sullivan holds an A.B. degree from Harvard University.

The Board of Directors has concluded that by reason of his extensive and varied business and management experience and of his experience as chief executive officer of two diverse businesses and by reason of his twelve years of experience as a director of both Entegris Minnesota and the Company, Mr. Sullivan should serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE FOR THE ABOVE NOMINEES

CORPORATE GOVERNANCE

Entegris’ Board of Directors believes that adherence to good corporate governance principles is essential to running our business efficiently, to maintaining our integrity in the marketplace and to ensure that the Company is managed for the long-term benefit of its stockholders. The Board recognizes that maintaining and ensuring good corporate governance is a continuous process. To this end, our Board of Directors has adopted the Entegris, Inc. Corporate Governance Guidelines, the Entegris, Inc. Code of Business Ethics (which is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors) and a charter for each committee of the Board. The Corporate Governance Guidelines, the Code of Business Ethics and the Charters of the Audit & Finance Committee, the Management Development & Compensation Committee and the Governance & Nominating Committee, as amended from time to time, are available on the Company’s website at http://www.Entegris.com under “Investors – Corporate Governance” and will be provided in printed form to any stockholder who requests them from us.

Director Independence

The Company’s Corporate Governance Guidelines provide that a substantial majority of the directors shall be independent. Currently, with the exception of the Chief Executive Officer, our Board of Directors is comprised entirely of independent directors. The Board has determined that each of Messrs. Bradley, Burkett, Burns, Christman, Gentilcore, Olson and Sullivan is “independent” as determined under the NASDAQ Stock Market, Inc. Marketplace Rules. The Board has also determined that, in the event of his election by the stockholders at the Annual Meeting, Mr. Lederer will be “independent” as determined under the NASDAQ Stock Market, Inc. Marketplace Rules. The Entegris, Inc. Corporate Governance Guidelines also provide that there will be an executive session, comprised exclusively of independent directors, at each regularly scheduled Board of Directors meeting.

Board Leadership Structure

Our Board of Directors has adopted a structure whereby the Chairman of the Board is an independent director. We believe that having a Chairman independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to the Company’s strategy and performance. Our Chief Executive Officer is also a member of the Board of Directors as the management representative on the Board. We believe this is important to make information and insight concerning the Company’s business directly available to the directors in their deliberations. Our Board believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman of the Board is responsible for the smooth functioning of our Board of Directors, enhancing its effectiveness by guiding Board processes and presiding at Board meetings and executive sessions of the independent directors. Our Chairman also presides at stockholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities. Our Chairman is an ex officio member of each standing Board committee, providing guidance and, like all directors, taking an active role in evaluating our executive officers. Our Chairman also acts as a liaison between our Board and our executive management, promoting clear and open communication between management and the Board.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them. While our Board is ultimately responsible for risk oversight at our Company, our Board standing committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit & Finance Committee focuses on financial risk, including internal controls, and receives periodic risk assessment reports from our Internal Audit Department. Our Governance & Nominating Committee focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. Finally, our Management Development & Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and related to succession planning for our executive officers.

Related Party Transactions

The Board of Directors has adopted a policy that prohibits any business transaction with a value of $60,000 or more between Entegris and our directors, nominees for director and executive officers or their immediate families. In addition, as part of our annual disclosure documentation process we circulate questionnaires to our directors, nominees for director and our executive officers requiring information as to any business transaction with a value of $60,000 or greater between Entegris and those persons or a member of his or her immediate family. The answers to these questionnaires are reviewed for compliance with this policy by management and discussed with the Audit & Finance Committee and our independent registered public accounting firm. Since January 1, 2014, there has been no such business transaction between Entegris and any director, nominee or executive officer or member of their immediate family.

Majority Voting for Directors

On December 17, 2008, the Company’s Board of Directors approved amendments to the Company’s By-Laws and to its Corporate Governance Guidelines to implement a change in the vote required to elect directors in uncontested elections of directors from a plurality-voting standard to a majority-voting standard. This change was effective as of the date of adoption.

These amendments to the By-Laws provide that a director nominee will be elected in an uncontested director election only if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. Directors will continue to be elected by a plurality vote at any “contested” election, which is defined as an election where the number of nominees exceeds the number of directorships to be filled. These amendments to the By-Laws also prohibit the Board from nominating for election (or filling a vacancy or newly created directorship with) any candidate who has not agreed in advance to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required majority vote for reelection in the next election, and (b) the Board’s acceptance of such resignation. These amendments to the By-Laws impose a similar requirement on director candidates nominated by stockholders. All nominees for election as director listed above have agreed to tender such a resignation.

If an incumbent director does not receive the required vote for reelection, the Governance & Nominating Committee of the Board will make a recommendation to the Board as to whether to accept the director’s resignation; the Board will consider this recommendation and determine, within 90 days after certification of the election results, whether to accept the director’s resignation and will promptly disclose its decision (including the reasons underlying the decision) in a filing with the Securities and Exchange Commission.

Board and Committee Meetings

The Board of Directors has a standing Audit & Finance Committee, which provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the directors. As noted above, the Board has adopted a written charter for the Audit & Finance Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Audit & Finance Committee include selection, appointment, compensation and oversight of the Company’s independent registered public accounting firm as well as reviewing the scope and results of audits and reviewing the Company’s internal accounting control policies and procedures. The Audit & Finance Committee held eight meetings during 2014. The current members of the Audit & Finance Committee are Marvin D. Burkett, Chairman, James F. Gentilcore and Brian F. Sullivan, each of whom has been determined by the Board of Directors to be “independent” as defined under the NASDAQ Stock Market, Inc. Marketplace Rules and to comply with the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Marvin D. Burkett, the Chairman of the Audit & Finance Committee, possesses the attributes of an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.

The Board of Directors also has a standing Management Development & Compensation Committee, which reviews executive compensation and development and provides recommendations to the Board regarding Entegris’ compensation programs. The Board of Directors has adopted a written charter for the Management Development & Compensation Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Management Development & Compensation Committee include determining the compensation of the named executive officers and the compensation policies impacting other executive officers, reviewing and recommending changes to equity incentive and other employee benefit plans, reviewing the administration of such plans, reviewing the Company’s management development programs and strategies and reviewing and recommending annual compensation for the Board. The Management Development & Compensation Committee held eleven meetings during 2014. The charter for the Management Development & Compensation Committee does not authorize the delegation of these responsibilities. The current members of the Management Development & Compensation Committee are Michael A. Bradley, Chairman, Marvin D. Burkett and James F. Gentilcore, each of whom has been determined by the Board of Directors to be “independent” as defined under the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors has a standing Governance & Nominating Committee, which provides recommendations to the Board regarding Entegris’ corporate governance and corporate responsibility programs and recommends nominees to be elected to the board of directors. The Board of Directors has adopted a written charter for the Governance & Nominating Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Governance & Nominating Committee include the periodic review of corporate governance guidelines and matters related to corporate responsibility, review of matters relating to the size, composition, required skills and structure of the Board of Directors and committees thereof, the review and evaluation of potential candidates for nomination to the Board, recommendation to the Board of a slate of nominees for election as directors each year and the determination to accept or reject resignations of directors who fail to receive a majority vote for their re-election to the Board as described above. The Governance & Nominating Committee held four meetings during 2014. The current members of the Governance & Nominating Committee are Daniel W. Christman, Chairman, R. Nicholas Burns and Brian F. Sullivan, each of whom has been determined by the Board of Directors to be “independent” as defined under the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors held eight meetings during 2014. In addition, during 2014 the valuation committee of the board of directors established in connection with the acquisition of ATMI, Inc. and comprised of Messrs. Bradley, Burkett, Gentilcore and Sullivan held four meetings in connection with the consideration of the acquisition of ATMI, Inc. Each of Messrs. Bradley, Burkett, Burns, Christman, Gentilcore, Loy, Olson and Sullivan attended at least 75% of the aggregate number of meetings of the Board of Directors and of any committee on which he served that was held during the period for which he was a director or member of any such committee.

Director Nomination Process

The Governance & Nominating Committee is responsible for managing the process for nomination of new directors. The committee may identify potential candidates for first-time nomination as a director using a variety of sources – recommendations from our management, current directors, stockholders or contacts in communities served by Entegris, or by conducting a formal search using an outside search firm selected and engaged by the Governance & Nominating Committee. Following the identification of a potential director-nominee, the Governance & Nominating Committee commences an inquiry to obtain sufficient information concerning the background of a potential new director-nominee. Included in this inquiry is an initial review of the candidate with respect to the following factors: (1) whether the individual meets the minimum qualifications for first-time director nominees specified in the Corporate Governance Guidelines; (2) whether the individual would be considered independent under applicable rules of NASDAQ and the Securities and Exchange Commission; and (3) whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit & Finance Committee and/or the Management Development & Compensation Committee of the Board.

The Governance & Nominating Committee evaluates candidates for director nominees in the context of the current composition of the Board taking into account all factors it considers appropriate, including but not limited to, the characteristics of independence, skills, experience, availability for service to Entegris, tenure of incumbent directors on the Board and the anticipated needs of the Board of Directors. The Governance & Nominating Committee believes that, the assessment of potential nominees to be recommended by the Governance & Nominating Committee, should include consideration of the following factors: (i) a position capable of making, or a record of, valuable contributions to the business community, (ii) personal qualities of leadership, character, judgment and a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) experience in the semiconductor/microelectronics industry or in other industries in which the Company operates; (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings; (v) candor and willingness to operate on a team and to seek consensus; or (vi) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like. While the Board of Directors does not have a formal policy with respect to diversity, the Board and the Governance & Nominating Committee each believe that it is desirable that the Board members represent diverse viewpoints, with a range of experiences, professions, skills, geographic representation and backgrounds that provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the Company’s stockholders. In addition, at least one member of the Board should have accounting or related financial management expertise, as determined in the business judgment of the Board. The Governance & Nominating Committee will consider potential nominees recommended by our stockholders for the Committee’s consideration taking into account the same considerations as are taken into account for other potential nominees. Stockholders may recommend candidates by writing to the Chairman, Governance & Nominating Committee in care of the Company’s Senior Vice President, General Counsel & Secretary at Entegris, Inc., 129 Concord Road, Billerica, MA 01821. Our By-Laws provide for additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Stockholder Proposals for 2016 Annual Meeting” below. In addition, as noted above, our By-Laws require that all nominees, as a condition to being nominated, agree to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required vote for reelection in the next election, and (b) the Board’s acceptance of such resignation.

Communications with the Independent Directors

Stockholders and other interested parties may communicate directly with a member or members of the Board or the non-management directors either individually or as a group by addressing their correspondence to the director or directors, c/o our Senior Vice President, General Counsel & Secretary, at the address listed above, with a request to forward the same to the intended recipient. All such communications will be reviewed by the Company’s Senior Vice President, General Counsel & Secretary and if they are relevant to the Company’s operations, policies and philosophies, they will be forwarded to the Chairman of the Board (Mr. Olson). The Chairman of the Board will provide to the directors copies or summaries of any such stockholder communications as he considers appropriate.

Director Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend Annual Meetings of Stockholders. All current directors then in office, except Mr. Bradley, attended the 2014 Annual Meeting of Stockholders.

Director Compensation

The Board of Directors adopted the following standard compensation arrangements for non-employee directors: an annual retainer of $60,000 plus an annual fee of $5,000 for service on the Audit & Finance Committee. Committee chairmen receive an annual fee in lieu of any committee service fee of $5,000 for the Chairman of the Governance and Nominating Committee and of $10,000 for the Chairman of the Audit & Finance Committee and of the Management Development & Compensation Committee. Non-employee directors are also entitled to an annual equity award of $100,000 worth of restricted stock units valued on the date of each Annual Meeting with restrictions lapsing on the earlier of the date of the next Annual Meeting or the first anniversary of the award date. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director. The Entegris Board of Directors adopted the following standard compensation arrangement for the independent Chairman of the Board (Mr. Olson): the above specified annual retainer and applicable fees from committee service plus an annual chairman’s fee of $40,000. All of the foregoing fees are based on a June through May fiscal period and are paid quarterly in advance. Mr. Loy receives no compensation for his service as a director.

Fiscal Year 2014 Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2014.

(a)	(b)		(c)	(d)	(e)	(f)
Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Michael A. Bradley	$70,000		$99,995	—	—	$169,995
Marvin D. Burkett	$70,000		$99,995	—	—	$169,995
R. Nicholas Burns	$60,000		$99,995	—	—	$159,995
Daniel W. Christman	$65,000		$99,995	—	—	$164,995
James F. Gentilcore	$81,250	(4)	$99,995	—	—	$181,245
Paul L. H. Olson	$100,000		$99,995	—	—	$199,995
Brian F. Sullivan	$65,000		$99,995	—	—	$164,995

(1)	Bertrand Loy, the Company’s President and Chief Executive Officer, is not included in this table since he is an employee of the Company, receives no compensation for his services as a director and is included in the Summary Compensation Table under Compensation of Executive Officers below.
(2)	Reflects the aggregate grant date fair value of awards of restricted stock units to each director during 2014, calculated in accordance with FASB ASC Topic 718. As of December 31, 2014, each director held 9,107 outstanding restricted stock units.
(3)	As of December 31, 2014 the aggregate number of outstanding stock options held by each director was as follows: Mr. Bradley – 11,120; Mr. Burkett – 15,000; Mr. Burns – 15,000; Mr. Christman – 0; Mr. Gentilcore – 0; Mr. Olson – 0; and Mr. Sullivan – 0.
(4)	Includes payment of fees in 2014 for service as a director during 2013.

Stock Ownership Guidelines for Directors

During 2014 the Board of Directors maintained stock ownership guidelines for directors in order to assure the close alignment of director compensation with the interests of Entegris stockholders. This alignment is a critical objective of the long-term incentive compensation discussed above. Under these guidelines each director shall be required to hold Entegris Common Stock with a value equal to three (3) times the annual cash retainer in effect at the time of each annual determination. Determination of compliance with this guideline shall be made on January 15th of each year. The number of shares required to be owned will be calculated based on the average of the prior calendar year’s month end closing prices on the NASDAQ for Entegris, Inc. Common Stock. Shares of Entegris, Inc. Common Stock that are owned by a director outright as well as vested deferred shares/units count towards compliance with this guideline. Directors have five (5) years following the later of their initial election to the Entegris Board of Directors or the date on which the Stock Ownership Guidelines were adopted to achieve the minimum holding required by the guidelines. As of January 15, 2015, all of the directors were in compliance with the stock ownership guidelines.

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is summary information concerning certain compensation earned, paid or awarded during fiscal years 2014, 2013 and 2012 by the Company to our chief executive officer, our chief financial officer and to the three other most highly compensated executive officers who were serving as executive officers at the end of the fiscal year or for which disclosure would have been required but for the fact that such individual was not serving as an executive officer at the end of the fiscal year. Throughout this proxy statement we refer to these individuals collectively as the named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Executive Compensation Policies

The Entegris executive compensation policies are designed so that: (i) total compensation is tied to individual performance, (ii) total compensation will vary with the Company’s performance in achieving financial and other strategic objectives, and (iii) long-term incentive compensation is closely aligned with stockholders’ interests. Further, the Entegris executive compensation policies provide that the proportion of variable compensation increases as an employee’s level of responsibility increases so that compensation for senior executives is aligned with the Company’s performance. For these reasons, the Entegris executive compensation policies prioritize: pay-for-performance, competitive compensation and employee retention and alignment with stockholders’ interests. The overall objectives of the executive compensation policies are to:

•	attract, retain, motivate and reward high-caliber executives;

•	foster teamwork and support the achievement of Entegris’ financial and strategic goals through performance based financial incentives;

•	promote the achievement of strategic objectives which lead to long-term growth in stockholder value;

•	encourage strong financial performance by establishing competitive goals for target performance and leveraging incentive programs through stock-based compensation; and

•	align the interests of executive officers with those of Entegris and its stockholders by making incentive compensation dependent upon Company performance.

For 2014, the Management Development & Compensation Committee of the Board, which is comprised solely of independent non-employee directors, as described under “Corporate Governance” above (the “Committee”), retained the services of the independent compensation advisory firm Frederic W. Cook & Co., Inc. (“FW Cook”) to assist with the review and evaluation of the Company’s compensation policies and to suggest new or alternative compensation arrangements where appropriate. The use of an independent consultant provides additional assurance that our programs are reasonable and consistent with the Company’s objectives. The Committee selected FW Cook based on its national reputation as an expert in compensation practices, its industry knowledge, and its familiarity with the Company and its past compensation practices. FW Cook reports to and takes direction from the Committee; assignment of projects by management to FW Cook requires the prior approval of the Committee. During 2014 FW Cook performed services primarily for the Committee under its direction and performed only incidental consulting services for Entegris.

In addition, in establishing its compensation policies for a given year, the Committee will evaluate the results from the most recent shareholder advisory vote on compensation to consider any implications of such advisory vote for the Committee’s compensation policies and determine whether any changes are appropriate. At the 2014 Annual Meeting of Stockholders approximately 85% of the votes cast with respect to the advisory vote on executive compensation voted to approve the compensation paid in 2013 to the named executive officers. The Committee determined that no significant change in its compensation policies should be recommended to the Board as a result of this advisory vote.

Evaluation of Compensation against External Data

In the design of the 2014 compensation programs the Committee evaluated each element of compensation as well as total compensation against corresponding compensation data from comparable companies collected by FW Cook. The Committee compared the Company’s compensation practices and target compensation levels to that provided to executives among a group of companies that were evaluated by FW Cook and the Committee as being comparable to Entegris. During 2012 FW Cook conducted a thorough analysis of this list of comparable companies for use to inform compensation decisions for 2013 and 2014 in order to assure that the companies included resembled the Company as closely as reasonably possible in terms of size of market capitalization and revenue, scope of operations, industry/business content and to eliminate companies acquired by larger enterprises. This “peer group” was comprised of the following 16 companies:

Advanced Energy Industries, Inc.	Diodes Incorporated	Newport Corporation
ATMI, Inc.[1]	FEI Company	RF Micro Devices, Inc.
Brooks Automation, Inc.	Intersil Corporation	TriQuint Semiconductor, Inc.
Cabot Microelectronics Corporation	Kulicke & Soffa Industries, Inc.	TTM Technologies, Inc.
Coherent, Inc.	MKS Instruments, Inc.	Veeco Instruments Inc.
Cymer Inc.

(1)	Acquired by the Company on April 30, 2014.

Information concerning the compensation practices of these companies was drawn from their proxy statements. The Committee annually reviews the “peer group”, with the assistance of FW Cook to assure that the companies included continue to be as closely comparable to the Company as reasonably possible.

FW Cook supplemented this data with compensation survey data from technology companies and a broader, general industry compensation survey to develop a composite market perspective on competitive pay levels. As a general matter, the Committee intends to set target total direct compensation for the named executive officers at the market median with deviations as appropriate for individual executives to reflect factors such as tenure, performance and criticality to the Company.

Based upon the Committee’s review of the compensation arrangements discussed below, the compensation levels of the above companies, general market pay practices for executives and its assessments of individual and corporate performance, the Company and the Committee believe that the value and design of the Company’s executive compensation policies for 2014 were appropriate. While executive officers, principally the Senior Vice President for Human Resources, worked closely with the Committee and with FW Cook, to design Entegris’ compensation programs for 2014, the Committee ultimately decides which policies to adopt and directs and approves the design of all compensation programs as well as the specific compensation paid to each of the named executive officers.

Elements of Compensation

The 2014 Entegris compensation program for senior executives, including the named executive officers listed in the Summary Compensation Table below, consisted of a number of elements which are summarized in the following table:

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2014 Commentary
Base Salary	Rewards core competence in the executive role relative to required skills, experience and contributions to the Company with fixed compensation targeted at the median level, based on competitive market practice. Please see the discussion at “Base Salary” below.	The Company awarded an increase to the base salary of certain of the named executive officers during fiscal 2014 to reflect increased responsibilities assumed by the executives in question pursuant to an internal management restructuring. These increases were designed to bring their base salaries in general alignment with the median level for the restructured position.

Short-Term Incentive Compensation (EIP)

Rewards achievement of Company financial performance criteria to:

•    Provide focus on meeting annual performance goals that will lead to our long-term success; and

•    Incentivize achievement of pre-established financial performance metrics.

In 2014 EIP awards were again based on the Company’s EBITA performance and on the achievement of specified 2014 key business objectives. Because of the acquisition of ATMI, Inc., it was determined to break the EIP into two six-month performance periods to be paid out together in early 2015. The first period continued the ATMI plan for legacy ATMI employees and provided for a plan for legacy Entegris employees based on the Company’s EBITA performance during the first and second fiscal quarters of 2014 (weighted at 83.75%) and on the achievement of specified first half 2014 key business objectives (weighted at 16.25%). For the second half of 2014 there was a single plan based on the combined Company’s EBITA performance during the third and fourth fiscal quarters of 2014 (weighted at 75%) and on the achievement of specified second half 2014 key business objectives (weighted at 25%). The awards earned under the first half plan were 20% under the ATMI plan and a blended rate of 100.3% for legacy Entegris employees and for the second half plan an award of 102.1% for a combined blended award level of 101.2%. This compared with the 2013 blended award level of 97.3% of target.

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2014 Commentary

Long-Term Incentive Compensation

The Company awards time vested stock options and restricted stock units to its executive officers. Both types of award vest ratably over 4 years and represent a significant portion of an executive officer’s total compensation. When combined with the EIP compensation element, approximately 75% of the CEO’s compensation and over 60% of the compensation of the other named executive officers is “at risk”, being dependent on the Company’s performance. The purposes for long-term incentive awards are to:

•    Promote Executive ownership of our stock;

•    Promote retention of executives in a normally competitive labor market over the longer term; and

•    Encourage management focus on critical performance metrics creating value for stockholders.

Long-term incentive awards in fiscal 2014 were consistent with the practice followed in both 2013 and 2012.

Retirement Benefits

The Company provides both a qualified and non-qualified tax-deferred retirement savings to:

•    Encourage employee long-term commitment to the Company;

•    Promote employee savings for retirement; and

•    Make total retirement benefits available to executives commensurate with other employees as a percentage of compensation.

There were no changes to the participation in the Company’s retirement plans and no change to the benefits provided.

Welfare Benefits	Executives participate in employee benefit plans generally available to employees to provide a broad-based total compensation program designed to be competitive in the labor market.	In 2014 there were no changes from historical practice.

Perquisites	The Company had, in the past, provided limited perquisites to reward increased responsibility and leadership duties and to promote healthy lifestyle, responsible personal financial planning and to enhance productivity of business travel.	Starting in 2012 all such perquisites were eliminated. See the discussion at “Personal Benefits” below for a fuller discussion.

Change in Control Termination Benefits	Change in control agreements are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control of the Company. The change in control agreements are described in more detail below under “Potential Payments upon Termination After Change in Control”.	While during 2014 there were no amendments to the form of these agreements and no new change in control agreements were entered into, during 2013 the CEO did agree to amend his agreement to remove the change in control tax gross- up provisions. The Company has adopted a policy requiring that any change in control agreement entered into thereafter will not contain any change in control tax gross up provisions.

The use of these compensation elements enables us to reinforce our pay for performance philosophy and to strengthen our ability to attract and retain high-quality executives. The Company and the Committee believe that this combination of compensation elements provides an appropriate mix of fixed and variable pay and achieves an appropriate balance between short-term operational performance and long-term shareholder value. The Committee determines the amount of compensation under each component of executive compensation granted to the executive officers to emphasize performance-based compensation tied to financial metrics approved by the Committee and to achieve the appropriate balance between cash compensation and equity compensation, as well as to reflect the level of responsibility of the executive officer. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. With respect to fiscal 2014, the total compensation paid to the named executive officers included both short-term cash incentive compensation and equity based long-term incentive compensation.

In addition, the Committee has in the past and expects that, from time to time, it will analyze tally sheets prepared for each senior executive, including the named executive officers as a benchmark for its compensation decisions. Typically these tally sheets have been prepared by our human resources and finance departments and reviewed and commented on by FW Cook. Each of these tally sheets presents the dollar amount of each major component of the named executive officers’ compensation, including current cash compensation (base salary and short term incentive compensation), accumulated deferred compensation balances and outstanding equity awards. The overall purpose of the tally sheets is to bring together in one place, all of the elements of actual and potential future compensation of our named executive officers, as well as information about wealth accumulation, so that the Committee may analyze both aggregate total amount of actual and projected compensation as well as internal pay equity and other decisions regarding executive compensation.

When making compensation decisions, the Committee also looks at the compensation of our chief executive officer and the other named executive officers relative to the target compensation paid to similarly-situated executives at those “peer” companies listed above – this is often referred to as “benchmarking.” The Committee believes, however, that a benchmark should be just that – a point of reference for measurement – but not the determinative factor for our executives’ compensation. The purpose of the comparison is merely to supplement and not to supplant the analyses of internal pay equity, wealth accumulation potential and the individual performance of the executive officers that we consider when making compensation decisions. Because the comparative compensation information is just one of the several analytical tools that are used in setting executive compensation, the Committee has discretion in determining whether to use this information and/or the nature and extent of its use.

Base Salary

In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience; the Company’s overall budget for merit increases; and the competitive environment. Each year, we survey the compensation practices of companies serving the semiconductor and other industries deemed relevant as well as general market pay practices for executives in the United States and in other countries in which we have significant employee populations in order to assess the competitiveness of the compensation we offer. In fiscal 2014, we continued to target base salary at the median of the peer group proxy and survey market reference points provided by FW Cook.

As noted above, the Company and the Committee believe that our success is dependent on our ability to hire and retain high-caliber executives in critical functions, and the pursuit of this objective may require us to recruit individual executives who have significant compensation and retention packages in place with other employers. In order to attract such individuals to Entegris, we may be required to negotiate compensation packages that deviate from the general principle of targeting base pay at the median of our peers. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to address retention issues.

Short-Term Incentive Compensation

Entegris has for a number of years maintained a short-term variable incentive compensation program, the Entegris Incentive Plan or EIP, which generally provides for a potential cash award based upon the achievement of financial and operating performance objectives in accordance with a sliding scale established by the Committee with a fractional award for performance above the threshold level, a full award for target performance and a premium award for extraordinary performance. In addition to the financial criteria and operating performance objectives, awards under the EIP are conditioned on the Company achieving an operating profit. Under this plan, an incentive pool is established based upon the level of the attainment of financial objectives established by the Committee. The CEO is eligible to receive an incentive compensation payment targeting 100% of his base salary and the named executive officers listed in the “Summary Compensation Table” below other than the CEO are eligible to receive an incentive compensation payment targeting either 75% or 60% of their base salary. Other employees were eligible to receive lesser percentages of their base salary at target performance under the EIP, ranging from 3% to 50%, depending on their level of responsibility. The EIP is administered by and all awards are made at the discretion of the Committee.

For 2014 the EIP performance period was changed from a single fiscal year period to two six month performance periods, comprised of the first and second half of the calendar year. This was as a result of the Company’s acquisition of ATMI, Inc. on April 30, 2014. The Committee determined that, in order to align the ATMI variable compensation program with the EIP quickly but in a non-disruptive fashion, the ATMI program would continue to apply to the pre-merger ATMI employees continuing with the Company for the first half of the year and the first half EIP for legacy Company participants would include a financial metric – EBITA for the first and second fiscal quarters of 2014, weighted at 83.75% and corporate key objectives to be achieved in those quarters, weighted at 16.25%. Awards earned under these two first half plans were 20% of target under the terms of the ATMI variable compensation program and a blended award level of 100.3% of target under the 2014 first half EIP. These accrued amounts were combined with awards earned under the 2014 second half EIP and paid as a single award in February 2015.

For the second half of 2014 the Committee established a single EIP with a six month performance period, comprised of the third and fourth fiscal quarters in which all legacy ATMI and Entegris participants participated. The 2014 second half EIP awards were based on: (i) the achievement of EBITA within a range established by the Committee (from threshold of 6.5% of revenue to maximum of 26.5% of revenue) with target performance established at 16.5%, weighted at 75% and providing for awards ranging from 40% of target for threshold performance to a maximum of two times target for performance at the top of the range; and (ii) the achievement of critical business objectives (relating to revenue growth, quality performance, achievement of market penetration targets and new product introduction targets, and effective capacity expansion), weighted at 25% and providing for awards ranging from 0% to target to 1.5 times target if all critical business objectives were achieved at the maximum level specified. The Company’s EBITA performance for the third and fourth fiscal quarters of 2014 was 119.4% of target and the Company’s performance with respect to critical business objectives was an average of 50% of target for a combined average award under the 2014 second half plan of 102.1% of target. When combined with the awards earned during the first half of 2014 this resulted in aggregate award of 101.9% of target.

The EIP awards for fiscal 2014, 2013 and 2012 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” and the 2014 EIP award is also reflected in the “Fiscal Year 2014 Grants of Plan Based Awards” table below for the named executive officers.

Long-Term Incentive Compensation

During 2014 executives were eligible to receive equity grants and awards under the Entegris 2010 Stock Plan, which is also administered by the Committee. Restricted stock unit awards and stock option awards to senior executives were the vehicles used by Entegris for long-term incentive awards during 2014. The Company and the Committee believed that for 2014 the award of stock options was an effective mechanism to align the interests of our executive officers and key personnel with those of Entegris shareholders which is expected to lead to an increase in the long-term value of Entegris. In light of accounting rules, which require that we take an operating statement charge with respect to the grant of stock options combined with the risk that value will not be delivered if our stock does not appreciate, the Company and the Committee believe that grants of stock options to the broad-based key employee population are a less efficient long-term compensation vehicle than awards of restricted stock units. However, for executive officers and certain senior executives, the Committee believes that a mixture of restricted stock units and stock options is appropriate. All stock options granted to executive officers by our predecessor companies and by the Company were granted with an exercise price equal to the fair market value on the date of grant. The Board has adopted a standing agenda that provides that the Committee will consider equity awards for a given year at an early meeting during that year.

The 2014 long-term incentive awards to the named executive officers are listed in the “Fiscal Year 2014 Grants of Plan Based Awards” table below under the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards”, “All Other Stock Awards: Number of Shares of Stock or Units” and “All Other Option Awards: Number of Securities Underlying Options”. Sixty percent of the grant date fair value of the 2014 equity awards to executive officers, including the named executive officers, consisted of stock options to vest in four equal installments on February 19th of the first through the fourth years following the date of grant, and forty percent consisted of restricted stock units, with restrictions lapsing in four equal installments on February 19th of the first through the fourth years following the date of award. The Committee chose to grant sixty percent of the 2014 long-term incentive award as stock options, which only provide value to the awardee if the price of the Company’s stock appreciates, to address its desire for a long-term incentive program with a strong performance orientation, consistent with its philosophy. The award of restricted stock units addressed another concern, the ability to retain executive officers and other key employees during turbulent economic times and thereafter. Non-executive employees receiving equity awards in 2014 received restricted stock units, with the restrictions lapsing proportionately over four years.

Changes in Compensation Policies for 2015

As a result of the Company’s acquisition of ATMI, Inc. on April 30, 2014, the Committee undertook a review of its compensation policies with respect to the above described elements with the following goals: (i) to align disparate elements of the compensation policies of the two companies into a single consistent global policy; and (ii) to revise the peer group used to inform the Committee’s decisions with respect to target compensation levels for senior executives for 2015. In addition the Committee determined to introduce a performance share equity award for senior executives based on the Company’s relative total shareholder return beginning with the 2015 equity award. The Committee worked with FWCook to perform a comprehensive review of the peer group and to make changes to ensure that the peer group fairly represents Entegris’ size and scope of operations following the ATMI acquisition. The revised 21 company “peer” group shown below was approved by the Committee to inform its decisions with respect to target compensation levels for 2015:

Advanced Energy Industries	FLIR Systems	Newport Corporation
CLARCOR	Graco	OmniVision Technologies
Coherent	GrafTech International	Polypore International
Cree	Intersil Corporation	Skyworks Solutions
Diodes	International Rectifier	Teradyne
Fairchild Semiconductor	Microsemi	TTM Technologies
FEI Company	MKS Instruments	Watts Water Technologies

The Company’s size relative to the foregoing “peer” group approximates the median in terms of pro forma revenue, operating income and market capitalization.

The Committee also consulted FWCook to assist it in developing a performance share equity award vehicle for senior executives beginning with the 2015 annual equity awards. These performance shares awards provide the opportunity to earn shares of the Company based on its total shareholder return as compared with that achieved by the companies that comprise the Philadelphia Semiconductor Index over a three-year period following the date of award. In early 2015, each participant received a target allocation of performance shares, with the final number of shares to be earned ranging from 0% to 150% of target. The number of shares actually earned at the end of the performance period is based on a pre-established payout curve, which provides for earnouts of 50%, 100% and 150% of target for performance at the 25th, 50th and 75th percentiles, respectively, with linear interpolation between such levels (no shares are earned for performance below the 25th percentile). Performance share awards are also subject to limitation: (i) if the Company’s absolute total shareholder return is negative then the maximum number of shares that may be earned is the target performance share allocation; and (ii) in no event may the shares earned exceed 300% of the initial grant value of the target share allocation at award. For 2015 the Committee approved equity awards for senior executives comprised of 40% RSUs, 30% stock options and 30% performance shares as described above.

Stock Ownership Guidelines

During 2014 the Company continued the stock ownership guidelines in order to assure the continuation of the close alignment of the interests of those executive officers who are elected by the Board of Directors with those of Entegris stockholders. This alignment is a critical objective of the long term incentive compensation discussed above. The guidelines provide that the chief executive officer should attain and maintain beneficial ownership of Entegris stock having a value equal to five times his annual base salary; Executive Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to four times their respective annual base salaries, the Chief Financial Officer should attain and maintain beneficial ownership of Entegris stock with a value equal to three times his annual base salary, Senior Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to two times their annual base salary and other executive officers should attain and maintain beneficial ownership of Entegris stock with a value equal to his annual base salary. Since Mr. Graves is also an Executive Vice President, he is held to the higher ownership standard of four times base salary. For purposes of the stock ownership guidelines, beneficial ownership of Entegris stock includes direct holdings, indirect holdings by immediate family and 401(k) and employee stock ownership plans, unvested restricted stock and restricted stock units and the net share value of in-the-money vested and unvested stock options. The guidelines also provide that executives should achieve this beneficial ownership of Entegris stock within five years of the later of their appointment to these positions or the date the guidelines were adopted and thereafter maintain that level of ownership. As of January 31, 2015, all of the named executive officers except Mr. Graves were in compliance with the stock ownership guidelines.

Chief Executive Officer Compensation

The Committee evaluates the compensation package of the Chief Executive Officer of Entegris in accordance with the objectives and methodology described above. In evaluating the Chief Executive Officer’s compensation for 2014, the Committee also considered compensation levels of chief executive officers in the market pay analysis conducted by FW Cook, individual performance and Entegris’ recent financial performance.

In connection with Mr. Loy’s promotion to chief executive officer in 2012, on December 12, 2012 the Company entered into an Executive Employment Agreement with Mr. Loy employing him as President and Chief Executive Officer (the “CEO Agreement”). The CEO Agreement took effect as of November 28, 2012 and cancelled and replaced the Severance Protection Agreement, dated May 13, 2011, between the Company and Mr. Loy. Under the CEO Agreement Mr. Loy received a base salary of $625,000 per year and variable compensation at target performance equal to 100% of base salary; the Board of Directors has increased Mr. Loy’s base salary in each of 2014 and 2015. Mr. Loy is eligible to participate in the Company’s Long-Term Incentive Program and to receive equity awards from time to time as determined by the Board of Directors; Mr. Loy did not receive any special equity award in connection with his promotion to Chief Executive Officer. The CEO Agreement had an initial term of two (2) years and is subject to annual automatic renewal unless the Board sends notice of non-renewal sixty (60) days prior to expiration of the initial or any renewal term. In the event that Mr. Loy’s employment is terminated by the Board without cause or by Mr. Loy for “good reason” as defined in the CEO Agreement (generally, removal from office, material diminution of his duties, authority or compensation, breach of the CEO Agreement by the Company, or failure to require a successor corporation to assume the CEO Agreement) then Mr. Loy is entitled to accrued but unpaid compensation; a severance benefit of salary continuation for a period of two (2) years following termination; the continuation of health and dental benefits for Mr. Loy and his immediate family for the entirety of such severance pay period; and all equity awards outstanding as of the date of termination shall continue to vest in accordance with each award’s original vesting schedule and vested awards shall continue to be exercisable during such severance period and for a period of 90 days thereafter. In the event that Mr. Loy’s employment is terminated by reason of death or disability, then all unvested equity awards outstanding as of the date of such termination vest and Mr. Loy or his representative have a period of one year following termination to exercise vested stock options. In addition, the CEO Agreement imposes non-competition, non-solicitation and confidentiality covenants on Mr. Loy which continue for the duration of the above referenced severance period. During 2014, Mr. Loy was granted an annual long-term equity incentive award consisting of stock options covering 263,140 shares and 59,784 shares of time-based restricted stock units, in each case on the same terms as described above under “Long-Term Incentive Compensation”. In addition, as described under “Potential Payments Upon Termination After Change in Control” below, Mr. Loy has an agreement providing him with certain severance benefits in the event that his employment is terminated after a Change in Control of the Company. During 2013 Mr. Loy agreed to amend this Change in Control Agreement to remove the change in control tax gross-up provisions.

Benefits

We provide benefit programs to executive officers and to other employees. The following table generally identifies such benefit plans and identifies those U.S. employees who may be eligible to participate:

Benefit Plan	Executive Officers	Certain Managers	Full Time Employees
401(k) Plan	✓	✓	✓
Medical/Dental Plans	✓	✓	✓
Life and Disability Insurance[1]	✓	✓	✓
Employee Stock Purchase Plan	✓	✓	✓
Entegris Incentive Plan[2]	✓	✓	✓
Long-Term (Equity) Incentive Program[2]	✓	✓	Not Routinely
Change of Control Agreements	✓	Not Offered	Not Offered
Supplemental Executive Retirement Plan (SERP)	✓	✓	Not Offered
Deferred Compensation Plan	✓	✓	Not Offered

(1)	Entegris provides Company-paid Long-Term Disability insurance to eligible full-time employees with a monthly benefit in the amount of 60% of qualified salary to a maximum of $10,000 per month. All Entegris officers receive company-paid Long-Term Disability coverage that provides a monthly benefit of 60% of qualified salary to a maximum of $15,000 per month.
(2)	Certain selected foreign managers are also eligible to participate in these plans.

Personal Benefits

The Company has, in the past, offered the named executive officers personal benefits, or perquisites, that were limited in scope and value, but the Committee determined that effective for 2012 and future years all perquisites other than the life and disability insurance (which is cost effective for the Company) and relocation expenses and allowances would be eliminated.

Retirement Plan

During 2014 Entegris offered retirement benefits to its U.S. employees through the tax-qualified Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2012 Restatement), hereafter referred to as the 401(k) Plan, which generally provides for an employer match for employee contributions. Executive officers participated in the 401(k) Plan on the same terms as those available for other eligible employees in the U.S. The 401(k) Plan provides a long-term savings vehicle that allows for pre-tax and/or post-tax Roth contributions by employees and tax-deferred earnings. The Company made matching contributions to the 401(k) Plan equal to 100% of such employee contributions on the first 3% of eligible compensation and 50% of the next 2% of eligible compensation, not to exceed the annual IRS limit.

In connection with the 401(k) Plan we also maintain a Supplemental Executive Retirement Plan. Under this non-qualified retirement plan, certain senior executives, including the named executive officers, are allowed certain salary deferral benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans. Compensation that may be deferred into the non-qualified retirement plan include employee and matching employer contributions that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Participant accounts are credited with an investment return equivalent to that provided by the investment vehicles elected by the participant, which may be allocated among the same 27 investment funds as are offered with respect to the 401(k) Plan accounts.

The individual participant balances in the 401(k) Plan and the above non-qualified retirement plan reflect a combination of: (1) the annual amount contributed by the Company or by the employee to the 401(k) Plan and the non-qualified retirement plan and the amount of his or her cash compensation that the employee elects to defer; (2) the annual contributions and/or deferred amounts being invested at the direction the employee (the same investment choices are available to all participants); and (3) the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including the named executive officers, may have materially different account balances because of a combination of these factors. See the “Non-Qualified Deferred Compensation Table” below for more information on account balances and earnings under this non-qualified retirement plan for the named executive officers.

Summary Compensation Table

The following table summarizes the reportable compensation, in accordance with Item 402(c) of Regulation S-K under the Securities Act of 1933, to the named executive officers for the fiscal years ended December 31, 2014, 2013 and 2012:

(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)		(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(4) ($)		Option Awards(5) ($)		Non-Equity Incentive Plan Compensation ($)(6)		All Other Compensation ($)(7)		Total ($)
Bertrand Loy(1) President & Chief Executive Officer (11/28/2012 – 12/31/2012)	2014 2013 2012	$ $ $	679,808 625,000 426,087	$ $ $	0 0 0	$ $ $	700,071 599,993 296,000	$ $ $	1,049,929 900,007 443,996	$ $ $	713,300 617,500 347,479	$ $ $	51,892 38,899 30,171	$ $ $	3,194,999 2,781,399 1,543,733

Gregory B. Graves Executive Vice President & Chief Financial Officer	2014 2013 2012	$ $ $	379,858 353,962 342,829	$ $ $	0 0 0	$ $ $	258,885 191,988 192,000	$ $ $	388,115 288,010 287,997	$ $ $	305,700 265,278 264,453	$ $ $	26,005 24,737 24,638	$ $ $	1,358,564 1,123,975 1,111,917

Todd J. Edlund Senior Vice President and Chief Operating Officer	2014 2013 2012	$ $ $	312,254 291,577 279,299	$ $ $	0 0 0	$ $ $	162,769 124,053 112,000	$ $ $	243,230 185,942 167,998	$ $ $	192,591 174,283 144,780	$ $ $	19,461 17,454 17,066	$ $ $	930,305 793,309 721,143

Christian F. Kramer(2) Senior Vice President and Chief Commercial Officer	2014 2013 2012		$233,308 — —	$ $ $	0 0 0		$449,979 — —		— — —		$123,443 — —		$1,840,200 — —		$2,646,930 — —
William Shaner Senior Vice President Global Operations	2014 2013 2012	$ $ $	281,469 254,663 243,994	$ $ $	0 0 0	$ $ $	149,092 91,963 88,000	$ $ $	223,408 138,031 131,993	$ $ $	145,208 127,452 133,978	$ $ $	195,570 14,580 14,119	$ $ $	994,747 626,690 612,084

Gregory C. Morris(3) Senior Vice President and Chief Commercial Officer	2014 2013 2012	$ $ $	303,000 280,231 260,800	$ $ $	0 0 0	$ $ $	161,551 119,983 101,998	$ $ $	242,448 180,014 153,001	$ $ $	189,534 168,355 138,780	$ $ $	719,170 16,760 15,841	$ $ $	1,615,704 765,343 670,420

(1)	On October 22, 2012, the Company’s Board of Directors elected Bertrand Loy as President and a director of the Company, effective November 1, 2012, and as Chief Executive Officer, effective November 28, 2012. The compensation listed above for the period January 1, 2012 through November 27, 2012 reflects Mr. Loy’s compensation in his role as Executive Vice President and Chief Operating Officer. The 2012 compensation also reflects Mr. Loy’s compensation in his role as Chief Executive Officer for the period November 28, 2012 through December 31, 2012.
(2)	Mr. Kramer assumed his current position on November 13, 2014; from April 30 through November 12, 2014 he was Senior Vice President and General Manager of the Electronic Materials Division; from January 1, 2014 through April 29, 2014 he was Senior Vice President Electronics for ATMI, Inc. The amounts in columns (c) and (e) represent compensation as an officer of the Company from May 1, 2014 through December 31, 2014. The amount in column (h) represents primarily compensation obligations of ATMI, Inc. assumed by the Company pursuant to the Merger and paid by the Company after the effectiveness of the Merger and is detailed in footnote 7 below.
(3)	Mr. Morris served as Senior Vice President and Chief Commercial Officer from January 1, 2014 through November 13, 2014 when he left the Company.
(4)	The amounts in column (e) reflect the dollar amount of the grant date fair value computed in accordance with FASB ASC Topic 718 (column (e)) for awards of restricted stock units made pursuant to the Company’s long term incentive program during each of the fiscal years ended December 31, 2014, 2013 and 2012. For a discussion of the assumptions underlying these valuations please see Note 11 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2014, which accompanies this Proxy Statement.
(5)	The amounts in column (f) consist of the dollar amount of the grant date fair value, computed in accordance with FASB ASC Topic 718 (column (f)) with respect to stock option awards granted in 2014, 2013 and 2012. For a discussion of the assumptions underlying these valuations please see Note 11 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2014, which accompanies this Proxy Statement.
(6)	The amounts listed under column (g) were payable under the Entegris Incentive Plan with respect to the Company’s performance during the indicated fiscal year and were paid in February or early March of the succeeding year.
(7)	Included in the amounts listed under column (h) are: (a) employer matching contributions under the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2012 Restatement) of $10,400 to each of Messrs. Loy, Graves, Edlund, Shaner and Morris and $8,113 to Mr. Kramer in 2014; (b) employer matching contributions to the Entegris, Inc. Supplemental Executive Retirement Plan for Key Salaried Employees for 2014 as follows: Mr. Loy – $41,492; Mr. Graves – $15,605; Mr. Edlund – $9,061; Mr. Kramer – $0; Mr. Shaner – $4,484; and Mr. Morris – $8,454; (c) compensation obligations of ATMI, Inc. to Mr. Kramer which were assumed by the Company pursuant to the Merger Agreement, dated February 2, 2014, as follows: (i) acceleration and payout of ATMI restricted stock awards – $1,288,060; (ii) acceleration and payout of ATMI stock options – $205,578; (iii) Merger bonus – $338,449; (d) relocation related expenses paid to Mr. Shaner as follows: relocation bonus and allowance – $50,000; relocation expenses – $71,564; tax gross up related to the foregoing – $57,728; and (e) severance payments to Mr. Morris in the amount of $698,182.

Fiscal Year 2014 Grants of Plan Based Awards

During the fiscal year ended December 31, 2014 the following plan based awards were granted to the named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Thresh- hold ($)	Target ($)	Maxi- mum ($)	Thresh- hold (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Bertrand Loy	2/11/2014	$0	$350,000	$656,250	—	—	—	59,784	263,140	$11.71	$1,750,000
	6/16/2014	$0	$350,000	$656,250
Gregory B. Graves	2/11/2014	$0	$150,000	$281,250	—	—	—	22,108	97,272	$11.71	$647,000
	6/16/2014	$0	$150,000	$281,250
Todd J. Edlund	2/11/2014	$0	$94,500	$177,188	—	—	—	13,900	60,960	$11.71	$405,999
	6/16/2014	$0	$94,500	$177,188
Christian Kramer	2/11/2014	$0	—	—	—	—	—
	6/16/2014	$0	$101,100	$189,563				36,056	—	—	$449,979
William Shaner	2/11/2014	$0	$71,250	$133,594	—	—	—	12,732	55,992	$11.71	$372,500
	6/16/2014	$0	$71,250	$133,594
Gregory C. Morris	2/11/2014	$0	$93,000	$174,375	—	—	—	13,796	60,764	$11.71	$403,999
	6/16/2014	$0	$93,000	$174,3750

(1)	Awards under the Entegris Incentive Plan and the Entegris 2010 Stock Plan (which also provides for performance based cash awards). See “Compensation Discussion and Analysis – Short Term Incentive Compensation” above. In 2014 the incentive plan was broken into two six-month plans, with the first six months being under the Entegris Incentive Plan and the second six months being under the Entegris 2010 Stock Plan.
(2)

These stock awards are grants of restricted stock units that vest ratably over four years on February 19th of 2015, 2016, 2017 and 2018, except for Mr. Kramer’s award which vests on May 15th of each of those years. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718.

(3)

The indicated awards are stock option grants with an exercise price equal to the closing price on the NASDAQ of our stock on the indicated date of grant and that vest ratably over four years on each February 19th of 2015, 2016, 2017 and 2018. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718.

Employment Agreements. The Company has entered into an Executive Change in Control Termination Agreement with each named executive officer as described under “Potential Payments upon Termination or Change in Control” below; please see that discussion for a detailed description of the terms of these agreements. In addition, as described under “Chief Executive Officer Compensation” above, effective November 28, 2012, Mr. Loy entered into an Executive Employment Agreement with the Company; please see that discussion for a detailed description of the terms of Mr. Loy’s agreement.

Mr. Graves entered into a severance protection agreement with the Company, dated as of May 13, 2011, which continued in effect throughout 2014. Under the terms of this severance protection agreement, in the event of the termination of Mr. Graves’ employment by Entegris or a successor other than for cause, or if he terminates his own employment for “good reason” (as defined therein) he is entitled to severance equal to two times base pay as salary continuation, the continuation of his health benefits for two years and the vesting of all outstanding unvested equity awards. This agreement also imposes non-competition, non-solicitation and confidentiality covenants on Mr. Graves for the duration of the severance period. The severance protection agreement also provides for vesting of unvested equity awards and an extended exercise period in the event of Mr. Graves’ retirement at age 54 with ten years of service. While Mr. Graves waived the application of those provisions to the equity awards made to him for 2014 and 2015, during 2014 he turned 54 and as a result 30,010 shares with respect to earlier awards are no longer subject to a risk of forfeiture; based on the closing price of our stock on December 31, 2014 ($13.21) these shares have a value of $411,672.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table lists the number of securities underlying stock options and restricted stock and performance share awards outstanding as of December 31, 2014; there were no awards designated in units or other rights outstanding as of the end of the fiscal year:

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)

Bertrand Loy	70,000	—	—	$7.07	2/21/2015	—	—	—	—
	62,366	—	—	$5.40	2/19/2017	—	—	—	—
	60,903	20,301	—	$8.76	2/19/2018	—	—	—	—
	40,959	40,959	—	$9.27	2/19/2019	—	—	—	—
	59,211	177,633	—	$9.88	2/19/2020	—	—	—	—
	—	263,140	—	$11.71	2/19/2021			—	—
	—	—	—	—	—	7,957	$105,112	—	—
	—	—	—	—	—	15,966	$210,911	—	—
	—	—	—	—	—	45,546	$601,663	—	—
	—	—	—	—	—	59,784	$789,747	—	—

Gregory B. Graves	38,883	12,961	—	$8.76	2/19/2018	—	—	—	—
	26,568	26,568	—	$9.27	2/19/2019	—	—	—	—
	18,948	56,844	—	$9.88	4/19/2020	—	—	—	—
	—	97,272	—	$11.71	2/19/2021	—	—	—	—
	—	—	—	—	—	5,080	$67,107	—	—
	—	—	—	—	—	10,356	$136,803	—	—
	—	—	—	—	—	14,574	$192,523	—	—
	—	—	—	—	—	22,108	$292,047	—	—

Todd J. Edlund	—	7,573	—	$8.76	2/19/18	—	—	—	—
	—	15,498	—	$9.27	2/19/2019	—	—	—	—
	12,233	36,699	—	$9.88	2/19/2020	—	—	—	—
	—	60,960	—	$11.71	2/19/2021	—	—	—	—
	—	—	—	—	—	2,968	$39,207	—	—
	—	—	—	—	—	6,041	$79,802	—	—
	—	—	—	—	—	9,417	$124,399	—	—
	—	—	—	—	—	13,900	$183,619	—	—
	—	—	—	—	—			—	—

Christian F. Kramer	—	—	—	—	—	36,056	$476,300	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—			—	—

William Shaner	27,000	—		$1.13	2/19/2016	—	—	—	—
	24,746	—	—	$5.40	2/19/2017	—	—	—	—
	19,222	6,408	—	$8.76	2/19/2018	—	—	—	—
	12,176	12,177	—	$9.27	2/19/2019			—	—
	9,081	27,243	—	$9.88	2/19/2020			—	—
	—	55,992	—	$11.71	2/19/2021			—	—
			—			2,512	$33,184	—	—
			—			4,747	$62,708	—	—
	—	—	—	—	—	12,732	$168,190	—	—

Gregory C. Morris(4)		7,136	—	$8.76	2/19/2018		—	—	—
		14,115	—	$9.27	2/19/2019		—	—	—
		35,529		$9.88	2/19/2020		—	—	—
		60,764		$11.71	2/19/2021		—	—	—
							2,797	$36,948	—
							5,502	$72,681	—
							9,108	$120,317	—
			—	—			13,796	$182,245	—

(1)

These options vest as follows in the order in which the options are listed in the above table: Mr. Loy – 20,301 shares on February 19th of 2015, 20,479 shares on February 19th of 2015 and 20,480 shares on February 19, 2016; 59,211 shares on February 19th of each of 2015, 2016 and 2017; 65,785 shares on February 19th of each of 2015, 2016, 2017 and 2018; Mr. Graves – 12,961 shares on February 19th of 2015; 13,284 shares on February 19th of each of 2015 and 2016; 18,948 shares on February 19th of each of 2015, 2016 and 2017; and 24,318 shares on February 19th of each of 2015, 2016, 2017 and 2018; Mr. Edlund – 7,573 shares on February 19th of 2015; 7,749 shares on February 19th of each of 2015 and 2016; 12,233 shares on February 19th of each of 2015, 2016 and 2017; and 15,240 shares on each of 2015, 2016. 2017 and 2018; and Mr. Shaner – 6,408 shares on February 19, 2015; 6,088 shares on February 19, 2015 and 6,089 shares on February 19, 2016; 9,081 shares on February 19th of each of 2015, 2016 and 2017; and 13,998 shares on February 19th of each of 2015, 2016, 2017 and 2018.

(2)

Restrictions on the indicated shares of restricted stock lapse as follows (in the order in which the awards are listed in the above table): Mr. Loy – 7,957 shares on February 19, 2015; 7,983 shares on February 19th of each of 2015 and 2016; 15,182 shares on February 19th of each of 2015, 2016 and 2017; and 14,946 shares on February 19th of each of 2015, 2016, 2017 and 2018; Mr. Graves – 5,080 shares on February 19, 2015; 5,178 on February 19th of 2015 and 2016; 4,858 shares on February 19th of each of 2015, 2016 and 2017; and 5,527 shares on February 19th of each of 2015, 2016, 2017 and 2018; Mr. Edlund – 2,968 shares on February 19th of 2015; 3,020 shares on February 19th of 2015 and 3,021 shares on February 19th of 2016 ; and 3,139 shares on February 19th of each of 2015, 2016 and 2017; and 3,475 shares on February 19th of each of 2015, 2016, 2017 and 2018; Mr. Kramer – 9,014 shares on May 15th of each of 2015, 2016, 2017 and 2018; Mr. Shaner – 2,512 on February 19, 2015; 2,373 shares on February 19, 2015 and 2,374 shares February 19, 2016; 2,327 shares on February 19th of each of 2015, 2016 and 2017; and 3,183 shares on February 19th of each of 2015, 2016, 2017 and 2018.

(3)	The indicated value is calculated using the closing price for the Company’s common stock on December 31, 2014 ($13.21).
(4)	Mr. Morris left the Company on November 13, 2014; pursuant to his separation agreement of that date, 41,227 of the options listed in the above table vested and the restrictions on 12,033 of the RSU awards listed in the above table lapsed on February 19, 2015. The remainder of the outstanding equity awards listed above for Mr. Morris were cancelled on February 20, 2015.

Fiscal Year 2014 Option Exercises and Stock Vested

The following table lists the stock option exercises by, and the number of shares of restricted stock vested with respect to, the named executive officers during the fiscal year ended December 31, 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
(a)	(b)	(c)	(d)	(e)
Bertrand Loy	—	—	44,184	$530,650
Gregory B. Graves	175,334	$1,222,302	24,799	$297,836
Todd J. Edlund	80,856	$464,608	14,513	$174,301
Christian F. Kramer	—	—	—	—
William Shaner	7,000	$80,220	11,851	$142,331
Gregory C. Morris	26,036	$113,056	13,683	$164,333

(1)	Value realized upon exercise of option awards is based on the difference between the exercise price and the closing value of the Company’s stock on the date of exercise (or sale price if the exercise was accompanied by a sale transaction).
(2)	Includes restricted stock units that vested during the fiscal year.
(3)	Value realized on vesting of stock awards based on the closing value of the Company’s common stock on the date of vesting.

Nonqualified Deferred Compensation

Pursuant to the Company’s Supplemental Executive Retirement Plan, certain executives, including named executive officers, may defer eligible compensation in excess of the maximum deferral amount allowed under the terms of the Company’s 401(k) Plan. Deferral elections are made by eligible executives each year for amounts to be contributed in the following year. Compensation that may be deferred into this non-qualified retirement plan include employee and matching employer contributions that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Payment of distributions to the participant under this non-qualified retirement plan may be made only upon the retirement, death, disability or other termination of employment with the Company and shall be paid in a lump sum six months following the date of such termination. No distributions from this non-qualified retirement plan may be made to a participant while still employed by Entegris. Participants are 100% vested with respect to participant and employer matching contributions. Participant accounts under this non-qualified retirement plan are credited with an investment return equivalent to that provided by the investment vehicles elected by the participant, which may be allocated among the same 27 investment funds as are offered with respect to the 401(k) Plan accounts.

Fiscal Year 2014 Nonqualified Deferred Compensation Table

The following table lists the deferred contributions by the named executive officers, by the Company for the benefit of the named executive officers and the aggregate earnings, withdrawals and account balances for the named executive officers during the fiscal year ended December 31, 2014 under the Entegris, Inc. Supplemental Executive Retirement Plan (SERP):

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Bertrand Loy	$47,587	$41,492	$49,258	0	$814,976
Gregory B. Graves	$38,486	$15,605	$28,380	0	$400,986
Todd J. Edlund	$6,245	$9,061	$3,378	0	$47,235
Christian F. Kramer	$0	$0	$0	0	$0
William Shaner	$0	$4,484	$628	0	$14,106
Gregory C. Morris	$57,239	$8,454	$5,906	0	$128,084

(1)	The employer matching contribution reflected in column (c) is established by an offset formula which includes contributions to the employee’s 401(k) account in the calculation of the employer matching contribution under this non-qualified retirement plan. The amounts listed for each of the named executive officers in column (c) is detailed with respect to each named executive officer in footnote 7 to the Summary Compensation Table above in clause (b) of that footnote.
(2)	The amounts listed for each of the named executive officers in column (d) is determined by the size of the non-qualified retirement plan account of the respective named executive officers and by their respective investment elections under the SERP from among the same 27 investment funds that are offered under the Company’s 401(k) plan.
(3)	The amounts in column (f) represent the fully vested balance as of December 31, 2014 for Messrs. Loy, Graves, Edlund, Kramer, Shaner and Morris and, with respect to Messrs. Loy, Graves, Edlund, Shaner and Morris include amounts deferred in previous years. These amounts include contributions reported in the summary compensation tables from 2013 and 2012 as follows: Mr. Loy, $48,870; Mr. Graves, $29,175; Mr. Edlund, $14,320; and Mr. Morris, $12,401.

The Company also maintains a Deferred Compensation Plan that permits eligible participants, subject to certain restrictions, to defer a specified portion of his or her base salary, incentive compensation and stock compensation for a fixed period specified by the eligible participant at the time the deferral election is made. Eligible participants are those employees who qualify as highly compensated within the meaning of ERISA and who have been designated as eligible by the Management Development & Compensation Committee of the Company’s Board of Directors. Amounts deferred under this plan receive notional earnings based on the investment performance of investments selected by the eligible participant from among the same selection of 27 investment funds as are offered under the Company’s 401(k) plan. During 2014 none of the named executive officers participated in this plan.

Potential Payments Upon Termination After Change In Control

There are currently effective agreements with Messrs. Loy, Graves, Edlund and Shaner as well as four other executive officers to provide them with certain severance benefits in the event of a “Change of Control” of Entegris. With respect to Messrs. Loy, Graves, Edlund, Shaner and the four other executives, in substance, a Change of Control shall be deemed to have occurred when any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company’s then outstanding Common Stock (which percentage is two times the threshold percentage which triggers shareholder rights under the Company’s Rights Agreement, dated August 8, 2005), if those members who constituted a majority of the Board of Directors cease to be so or if an agreement for the merger or other acquisition of the Company is consummated. If during the two-year period following a Change of Control the executive’s employment is terminated or if the executive terminates employment for “good cause” (as defined in the agreement – generally certain adverse changes to the terms or conditions of the executive’s employment), a so-called “double trigger”, then the executive will become immediately entitled to:

(i)	payment of all unpaid compensation and expenses earned or incurred prior to the date of termination;

(ii)	a lump-sum severance payment equal to the sum of two times the executive’s base salary plus two times the greater of the highest annual bonus during the three years prior to termination or target bonus for the year of termination;

(iii)	medical, dental and life insurance benefits for executive and executive’s family members for a period of two years following the date of termination;

(iv)	immediate vesting of all unvested stock options, the ability to exercise stock options for a period of up to one year following such termination (or, if earlier, until the expiration date of the options), and the immediate lapse of all restrictions on executive’s restricted stock and restricted stock units; and

(v)	up to $15,000 of outplacement services.

A separate agreement was entered into between ATMI, Inc. and Mr. Kramer providing for certain benefits in the event of a change in control of ATMI, Inc. that was assumed by the Company pursuant to the Merger. Under this agreement if Mr. Kramer’s employment with the Company is involuntarily terminated by the Company other than for cause, or if Mr. Kramer terminates his employment for “Good Reason” (as defined in the agreement) within eighteen months following the closing of the Merger, then Mr. Kramer is entitled to receive 1.5 times the sum of his base salary at the time of termination plus his annual bonus prior to the change in control at target (50%), continued healthcare coverage for 18 months following termination and 6 months of outplacement services.

Estimate of Change in Control Severance Benefits. The following table estimates potential payments following a change in control if our named executive officers were terminated by us without “cause” or if the named executive officer terminated “for good reason” on December 31, 2014:

Name	Salary ($)	Cash Variable Compensation Payment (1)	Insurance and other Benefits(2)	Net Value of In-The Money Options(3)	Aggregate Value of Restricted Stock and Restricted Stock Units(4)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Bertrand Loy	$1,400,000	$1,439,200	$69,637	$2,784,394	$1,707,432	$7,400,663
Gregory B. Graves	$800,000	$616,800	$69,637	$838,357	$688,479	$3,013,273
Todd J. Edlund	$630,000	$388,584	$69,637	$349,146	$427,026	$1,864,393
Christian F. Kramer(5)	$505,500	$252,750	53,884	—	—	$812,134
William Shaner	$570,000	$292,980	$69,637	$934,378	$356,300	$2,223,295

(1)	These amounts are based upon the 2012 variable compensation pay out rate, being the highest in the three years ended December 31, 2014.

(2)	Reflects the premiums to be paid by the Company to provide the named executive officer with health and dental benefits substantially similar to those they were receiving as of December 31, 2014 (with an assumed 5% premium increase per year on medical insurance); the premiums to be paid by the Company to provide the named executive officer with continuation of group term life insurance as well as the cost paid by the Company for the outplacement allowance referred to above.
(3)	Reflects the net value of in-the-money vested and unvested stock options based on the Company’s closing stock price on December 31, 2014 ($13.21).
(4)	Reflects the value of restricted stock and restricted stock units still subject to restrictions based on the Company’s closing stock price on December 31, 2014 ($13.21).
(5)	Pursuant to a separate change in control agreement between Mr. Kramer and ATMI, Inc. assumed by the Company pursuant to the Merger; the change in control referenced in that agreement was the change in control of ATMI, Inc. effected by the Merger; all of Mr. Kramer’s ATMI equity was cashed out pursuant to the Merger so no equity vesting or acceleration remains.

The change in control agreements for the above named executive officers except for Messrs. Loy and Mr. Kramer, also provide for an additional tax “gross-up” payment to the executive of an amount sufficient to satisfy, on an after-tax basis, any excise tax payable by such executive under Section 4999 of the Internal Revenue Code of 1986 as a result of any payments or benefits received by him. Except for Mr. Kramer, the change in control agreements also include a confidentiality covenant and two year post-termination non-competition and non-solicitation covenants by each named executive officer.

Management Development & Compensation Committee Interlocks and Insider Participation

The current members of the Management Development & Compensation Committee of the Company’s Board of Directors are Michael A. Bradley, Chairman, Marvin D. Burkett and James F. Gentilcore. No member of the Management Development & Compensation Committee was at any time during fiscal year 2014 an officer or employee or former officer or employee of either the Company or of any subsidiary, nor has any member of such Committee had any relationship with Entegris requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2014, no executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development & Compensation Committee of the Company.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The Management Development & Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K under the Securities Act of 1933 with management and, based on such review and discussions, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael A. Bradley, Chairman

Marvin D. Burkett

James F. Gentilcore

OWNERSHIP OF ENTEGRIS COMMON STOCK

Management Holdings of Entegris Common Stock

Except as noted therein, the following table sets forth information concerning the number of shares of Entegris Common Stock, $0.01 par value, beneficially owned, directly or indirectly, by each director or nominee; each of the named executive officers and all directors and executive officers as a group as of January 31, 2015 or subject to acquisition by any of them within sixty days following such date. This information is based on information provided by each director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the director, nominee or executive officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount And Nature of Shares Beneficially Owned(1)(2)		% of Class(3)
Michael A. Bradley	101,615		*
Marvin D. Burkett	64,464	(4)	*
R. Nicholas Burns	36,529		*
Daniel W. Christman	66,113	(5)	*
Todd Edlund	129,789		*
Gregory B. Graves	179,653		*
James F. Gentilcore	0		*
Christian F. Kramer	0		*
Bertrand Loy	637,307		*
Paul L.H. Olson	85,748		*
Brian F. Sullivan	93,478		*
William Shaner	152,207
All Directors and Executive Officers as a Group (17) persons including those listed above):	1,988,610	(6)	1.4

*	None of these officers or directors owns as much as 1.0% of Entegris common stock.
(1)	Included in the shares listed as beneficially owned are the following number of shares subject to acquisition through the exercise of stock options under Entegris stock option plans which the following directors and named executive officers have the right to acquire within 60 days following January 31, 2015: Mr. Bradley – 11,120 shares; Mr. Burkett – 15,000 shares; Mr. Burns 15,000 shares; Mr. Edlund – 55,028 shares; Mr. Graves – 153,910 shares; Mr. Loy – 459,215 shares; Mr. Shaner – 127,800 shares.
(2)	Includes restricted stock units which are subject to forfeiture and other restrictions which lapse within 60 days following January 31, 2015 as follows: Mr. Loy – 46,068 shares; Mr. Graves – 20,643 shares; Mr. Edlund – 12,602 shares; Mr. Kramer – 9,014 shares and Mr. Shaner – 10,395 shares.
(3)	Calculated based on 139,792,583 issued and outstanding shares of Entegris common stock as of January 30, 2015.
(4)	Includes 38,341 shares held in a trust for the benefit of Mr. Burkett and his wife.
(5)	Includes 695 shares held in the name of Mr. Christman’s wife as to which he disclaims beneficial ownership.
(6)	Includes 1,198,931 shares subject to acquisition by executive officers and directors within 60 days following January 31, 2015 as described in footnotes 1 and 2 above.

Other Principal Holders of Entegris Common Stock

Based on reports filed with the Securities and Exchange Commission through February 28, 2015, the following persons are believed by the Company to be the beneficial owners of more than 5% of Entegris common stock, the Company’s only class of voting securities, as of December 31, 2014:

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class(1)
BlackRock, Inc.	7,573,482	(2)	5.4%
55 East 52nd Street
New York, NY 10022

EARNEST Partners LLC	7,006,326	(3)	5.0%
1180 Peachtree Street, Suite 2300
Atlanta, GA 30309

GMT Capital Corp.	14,586,700	(4)	10.4%
2100 RiverEdge Parkway, Suite 840
Atlanta, GA 30328

Shapiro Capital Management LLC	16,156,539	(5)	11.6%
3060 Peachtree Road, Suite 1555
Atlanta, GA 30305

Vanguard Group, Inc.	8,622,414	(6)	6.2%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Calculated based on 139,792,583 outstanding shares of Entegris common stock as of January 30, 2015.
(2)	With respect to the shares reported by BlackRock, Inc., a parent holding company, on an amended Schedule 13G, filed February 2, 2015 it is reported that it exercises sole dispositive power with respect to 7,573,482 shares and sole voting power with respect to 7,250,553 shares.
(3)	With respect to the shares reported by EARNEST Partners LLC, an investment advisor, on a Schedule 13G, dated April 10, 2014 it is reported that it exercises sole dispositive power with respect to 7,006,326 shares and sole voting power with respect to 2,942,782 shares and shared voting power with respect to 934,024 shares.
(4)	As reported to the Securities and Exchange Commission on a Form 4 filed October 20, 2014 with respect to the above shares reported as owned by: (i) Bay Resource Partners, L.P. (“Bay 1”) – 2,329,000 shares, (ii) Bay II Resource Partners, L.P. (“Bay 2”) – 4,266,400 shares, and (iii) Bay Resource Partners Offshore Master Fund, L.P. (“Bay OS”) – 7,991,300 shares. GMT Capital Corp. (“GMT”) as the general partner of Bay 1 and Bay 2 exercises sole voting power and sole dispositive power with respect to the shares reported as owned by Bay 1 and Bay 2 and, as the investment manager of Bay OS, GMT exercises both sole voting and sole dispositive power with respect to the shares reported as owned by Bay OS.
(5)	With respect to the shares reported by Shapiro Capital Management LLC, an investment advisor, on a Schedule 13G, filed February 13, 2015, it is reported that it exercises sole dispositive power with respect to 16,156,539 shares and sole voting power with respect to 14,940,939 shares and shared voting power with respect to 1,215,600 shares.
(6)	With respect to the shares reported by Vanguard Group, Inc., a registered investment advisor, on an amended Schedule 13G, dated February 11, 2015, it is reported that it exercises sole dispositive power with respect to 8,442,412 of such shares, shared dispositive power with respect to 180,002 of such shares and sole voting power with respect to 192,202 of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers and persons who own more than 10 percent of Entegris Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Entegris common stock. Entegris is required to disclose any failure to file these reports by the required due dates. During 2014 four reports on Form 4 were filed after the required due date: a Form 4 reporting an equity award to Mr. Kramer, a Form 4 reporting a gift of stock by Mr. Olson, a Form 4 reporting a sale of shares by Mr. Christman and a Form 4 reporting a sale of ESPP shares by Mr. Rucci, in each case through administrative error.

REPORT OF THE AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee is currently composed of three members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee are independent directors, as defined in the Audit & Finance Committee Charter and in the NASDAQ Stock Market, Inc. Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

The Audit & Finance Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2014 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit & Finance Committee selected KPMG LLP to serve as the Company’s independent registered public accounting firm for 2014, which selection was ratified by the Stockholders at the 2014 Annual Meeting of Stockholders. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company’s management and with the independent registered public accounting firm, the following matters:

•	the plan for, and report of the independent registered public accounting firm on each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies; significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company’s business.

The Audit & Finance Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (The Auditor’s Communication With Those Charged with Governance) with KPMG LLP, the Company’s independent registered public accounting firm for 2014. Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communications with Audit Committees) requires the Company’s independent registered public accounting firm to discuss with the Company’s Audit & Finance Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

KPMG LLP also provided the Audit & Finance Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board (PCAOB) Rule 3526 (Communication with Audit Committees Concerning Independence). PCAOB Rule 3526 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with the independent registered public accounting firm the matters disclosed in this communication and that firm’s independence from Entegris. The Audit & Finance Committee also considered whether the provision of the audit related and tax services to Entegris by the independent registered public accounting firm, which are referred to under PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015 below, is compatible with maintaining such auditors’ independence and concluded that the independent registered public accounting firm met the specified independence standards.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

In performing all of these functions, the Audit & Finance Committee acts only in an oversight capacity. The members of the Audit & Finance Committee have necessarily relied on the information, opinions, reports and statements presented to them by Entegris management, which has the primary responsibility for financial statements and reports. The members of the Audit & Finance Committee have also relied on the work and assurances of the Company’s independent registered public accounting firm, who in their report express an opinion on the Company’s annual financial statements. Accordingly, while the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company’s financial statements. The information set forth in this report of the Audit & Finance Committee is not “soliciting material”, deemed to be “filed” with the Securities and Exchange Commission and is not incorporated by reference into any filings of the Company under the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in any such filing.

AUDIT & FINANCE COMMITTEE

Marvin D. Burkett, Chairman

James F. Gentilcore

Brian F. Sullivan

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2015

KPMG LLP (“KPMG”), independent registered public accounting firm, has reported on the Company’s consolidated financial statements for the years ended December 31, 2014, 2013 and 2012. The Audit & Finance Committee selected KPMG as the Company’s independent registered public accounting firm for 2015 and has also reviewed and approved the scope and nature of the services to be performed for Entegris by that firm. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. The engagement agreement entered into with KPMG for fiscal year 2015 is subject to mediation and arbitration procedures as the sole method for resolving disputes.

Ratification of the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company. The Sarbanes-Oxley Act of 2002 requires the Audit & Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the stockholders for ratification as a matter of good corporate governance. If the selection of KPMG is not ratified by the majority of the votes cast by the stockholders entitled to vote at the Annual Meeting, the Audit & Finance Committee will reconsider whether to retain KPMG, and may retain that firm or another firm without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of ratification of the appointment, the Audit & Finance Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of KPMG regularly attend meetings of the Audit & Finance Committee. The Audit & Finance Committee pre-approves and reviews audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its pre-approval and review of non-audit service fees, the Audit & Finance Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid potential conflicts of interest in maintaining auditor independence, publicly traded companies are prohibited from obtaining certain non-audit services from its independent registered public accounting firm. In 2014 and 2013, we did not obtain any of these prohibited services from KPMG. Entegris uses other accounting firms for these types of non-audit services. For additional information concerning the Audit & Finance Committee and its activities with KPMG, see “Corporate Governance” and “Report of the Audit & Finance Committee” above.

Audit Fees

Aggregate fees for professional services rendered for the Company by KPMG for the fiscal years ended December 31, 2014 and 2013 were:

Service	2014	2013
Audit Fees	$2,953,000	$1,130,000
Audit Related Fees	200,000	27,000
Tax Fees	389,000	389,000
All Other Fees	—	—

Total	$3,542,000	$1,549,000

The Audit services for the years ended December 31, 2014 and 2013 consisted of professional services rendered for the integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002 for the years ended December 31, 2014 and 2013; the audit of the initial post-merger balance sheet of the combined entity; the statutory audits of certain of the Company’s foreign subsidiaries; the review of the Company’s interim consolidated financial statements in quarterly reports to the SEC; and the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings with the SEC.

The fees for Audit Related services for the year ended December 31, 2014 were for services provided in connection with the Company’s issue of debt related to the acquisition of ATMI, Inc. and for the year ended December 31, 2013 for the audit related procedures performed for the Company related to an audit by the Malaysia Industrial Development Authority.

The fees for Tax services for the year ended December 31, 2014 and 2013 were for tax planning services performed in connection with an internal restructuring of our foreign subsidiaries and the establishment of a management hub in Singapore and transfer pricing of the Company’s products, as well as for services related to tax compliance, tax planning and tax advice for the Company.

There were no fees for All Other services for the years ended December 31, 2014 or 2013.

Effective August 10, 2005, the Company’s Board of Directors adopted the charter of the Audit & Finance Committee which requires the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The charter of the Audit & Finance Committee is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The Audit & Finance Committee adopted pre-approval policies and procedures with respect to audit and permissible non audit services (“Services”) effective August 10, 2005. Under this policy Services must receive either a general pre-approval or a specific pre-approval by the Audit & Finance Committee. The grant of a general pre-approval of Services is limited to identified Services that have been determined not to impair the independence of the independent registered public accounting firm and must include a maximum fee level for the Services approved. A request for specific pre-approval must include detailed information concerning the scope of the Services and the fees to be charged. The policy also provides for a special delegation of pre-approval authority to the Chairman of the Audit & Finance Committee where the commencement of Services is required prior to the next scheduled meeting of the Audit & Finance Committee and it is impractical to schedule a special meeting; any such pre-approval by the Chairman is subject to review by the full Audit & Finance Committee. All of the fees listed as paid for 2014 and 2013 in the table above received pre-approval by the Company’s Audit & Finance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers, who are listed in the Summary Compensation Table above. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation” section of this proxy statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended. Accordingly, for the reasons discussed in the “Compensation Discussion & Analysis” section of this proxy statement, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED:	That the stockholders of Entegris, Inc. (“Entegris”) hereby approve, on an advisory basis, the compensation paid to Entegris’ named executive officers, as disclosed in Entegris’ Proxy
Statement for the 2015 Annual Meeting of Stockholders under the heading entitled
“Compensation of Executive Officers” pursuant to Item 402 of Regulation S-K including the
Compensation Discussion and Analysis, compensation tables and narrative discussion.”

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Management Development & Compensation Committee. Our Board of Directors and the Management Development & Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

At our 2011 Annual Meeting of Stockholders, our stockholders approved the recommendation of the Board of Directors that the frequency of advisory votes on executive compensation occur every year. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to hold an advisory stockholder vote to determine the frequency of the advisory stockholder vote on executive compensation at least once every six years. Accordingly, the next shareholder advisory vote on frequency will occur at the 2017 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE ABOVE RESOLUTION INDICATING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 – RE-APPROVAL OF THE PERFORMANCE CRITERIA AND LIMITATIONS FOR
AWARDS UNDER THE ENTEGRIS, INC. INCENTIVE PLAN

General

As described in the Compensation Discussion and Analysis above, the Entegris Incentive Plan, as amended and restated in 2008 (“EIP”), is an important element of the Company’s compensation program for its executives and employees. The EIP provides cash incentive compensation payable annually based on the Company’s attainment of the performance criteria selected by the Management Development & Compensation Committee of the Board of Directors (the “MD&CC”) for each year’s awards. The EIP was first adopted by the Board of Directors in August 2005 and was amended and restated in 2008 to add performance criteria and limitations which were approved by the Stockholders of the Company at the Annual Meeting of Stockholders held May 7, 2008. We are seeking re-approval by the Company’s stockholders of the same performance criteria and limitations for awards under the EIP as were approved in 2008, in order to preserve, for federal tax purposes, the Company’s ability to deduct the compensation received by certain of its employees through awards received under the EIP. The EIP is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”) and related IRS regulations to preserve the deductibility of the compensation under the EIP. This proposal does not seek any amendment or modification of the provisions of, or performance goals contained within, the EIP. Rather, this proposal is being presented to stockholders solely to address the periodic approval requirements of Section 162(m) described below.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. An exception to this rule applies to compensation that is paid pursuant to an incentive compensation plan approved by stockholders and that specifies, among other things, the maximum size of awards to eligible participants under such plan during a specified period and the performance criteria upon which awards will be based. The EIP is intended to satisfy the requirements of Section 162(m) and the rules issued there under in order to qualify awards made under the EIP as performance compensation under Section 162(m). In order to preserve the Company’s ability to deduct for federal income tax purposes the payments made under the EIP to certain of its executives, Section 162(m) of the Internal Revenue Code and the regulations issued there under require that the Company’s stockholders approve the material terms of these performance criteria as approved and recommended by our Board of Directors.

Summary of EIP Provisions

The following paragraphs provide a summary of the principal features of the EIP and their operation. The current provisions of the EIP are set forth in their entirety in this proxy statement as Appendix A. The following summary is qualified in its entirety by reference to Appendix A.

Purpose and Eligibility

The purpose of the EIP is to motivate, incentivize and retain key senior managers and employees of the Company by establishing a correlation between the variable cash compensation awarded to the participants in the EIP and the Company’s financial performance. Participants in the EIP may include any executive or other Entegris employee designated by the MD&CC by name or position. The MD&CC has determined that all executives, all non-sales U.S. employees and selected overseas executives participate in the EIP, a group consisting of approximately 3,080 employees as of December 31, 2014.

Administration

The EIP is administered by the MD&CC. Members of the MD&CC must qualify as outside directors under Section 162(m) of the Code. Subject to the terms of the EIP, the MD&CC has sole discretion to:

•	Select the employees who will be eligible to receive awards;

•	Determine the maximum award for each participant;

•	Determine the performance goals that must be achieved before any actual awards are paid;

•	Establish a payout formula to provide for an actual award greater or less than a participant’s maximum award to reflect actual performance versus the predetermined performance goals; and

•	Interpret the provisions of the EIP.

Determination of Award Criteria under the EIP

During the first 90 days of each fiscal year, the MD&CC will select the performance criteria for EIP awards during the year. The MD&CC may choose to set target goals: (i) in absolute terms; (ii) in relative terms (including, but not limited to, the passage of time and/or against other companies’ performance, industry indices or other balance sheet driven or operating statement driven financial metrics); (iii) on a per share and/or per capita basis; (iv) against the performance of Entegris as a whole or against particular segments or products of Entegris; and/or (v) on a pre-tax or after-tax basis. The MD&CC also will determine whether any element(s) will be included in or excluded from the calculations and whether or not such determinations result in any performance goal being measured on a basis other than generally accepted accounting principles. For example, the MD&CC may decide to ignore the effect of mergers or acquisitions in the calculations. A performance period shall generally be a fiscal year, but may also be any such other period of time which does not exceed three fiscal years as determined in the sole and absolute discretion of the MD&CC. As discussed below, the EIP contains a list of permissible performance criteria from which the MD&CC may choose performance targets each year.

Payment of Awards Under the EIP

Subject to the terms and conditions of the EIP, awards will be paid during the first 90 days of the fiscal year subsequent to the fiscal year for which the award was earned, but in no event earlier than the completion of the audit for the fiscal year to which the award relates. Even if the performance goals have been met, a participant will receive no payment if the Company is not profitable on a GAAP net income basis.

Amendment and Termination

The Board of Directors may amend or terminate the EIP at any time as it deems appropriate, provided that an amendment will be submitted to the shareholders of Entegris for requisite approval to the extent necessary to comply with the requirements of Section 162(m) of the Code, and such amendment, and any awards made to employees covered by Section 162(m) pursuant to such amendment, will not be effective without the required shareholder approval.

Limitations and Performance Criteria Included in the EIP

The EIP includes the following limitations and performance criteria: (i) to impose a maximum award limit of $1 million per individual; (ii) to require that the MD&CC certify that performance criteria with respect to any performance award under the EIP have been met before any payout of that award is made; (iii) to include the following list of performance criteria from which the MD&CC may select:

Net income or improvement in net income;

Adjusted net income or improvement in adjusted net income;

Earnings per share or improvement in earnings per share;

Net sales growth or improvement in net sales growth;

Cash flow or a simplified cash flow metric;

Gross margin;

Earnings before interest and taxes,

EBITDA;

Stock price;

Return on assets or net assets;

Operating income or improvement in operating income;

Return on capital employed;

Return on assets or net assets;

Return on invested capital;

Return on equity and return on adjusted equity;

Reductions in certain asset or cost categories; and

Comparisons with other peer companies or industry groups, indices or classifications with regard to one or more of the foregoing criteria.

At the 2015 Annual Meeting of Stockholders we are seeking the re-approval of the above limitations and performance criteria.

Actual Awards under the EIP

The amounts paid to the named executive officers under the EIP for the last three completed fiscal years are set forth in the Summary Compensation Table above in column (g) – Non-Equity Incentive Plan Compensation. Awards under the EIP are determined based on actual future performance of the Company. As a result, future actual awards cannot now be determined.

Actual awards paid, if any, under the EIP for fiscal year 2015 will be calculated based on actual performance pursuant to the goal established by the MD&CC. For fiscal 2015, the MD&CC has selected two criteria: actual net income determined in accordance with generally accepted accounting practices, subject to specific adjustments for unusual and non-recurring events, as established by the MD&CC, weighted at 75%; and the achievement of key business objectives specified by the MD&CC, weighted at 25%. Because our executive officers are eligible to receive awards under the EIP our executive officers have an interest in this proposal.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE LIMITATIONS AND THE PERFORMANCE CRITERIA UNDER THE ENTEGRIS INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A CONTRARY VOTE IS SPECIFIED.

The affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal. Abstentions will be counted toward a quorum and considered shares present in person or by proxy and entitled to vote. Accordingly, abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the approval of this proposal and will not be counted as votes cast. If the proposal is not approved, we may not be able to deduct the full amount of certain awards under the EIP and the MD&CC will evaluate whether the compensation to the named executive officers without payment of an EIP award is competitive; in the event that the MD&CC determines that their compensation is not competitive, then it may consider alternative compensation arrangements or pay the awards without deductibility.

PROPOSAL 5 – TO APPROVE THE PERFORMANCE CRITERIA AND LIMITATIONS FOR EQUITY AWARDS UNDER 2010 STOCK PLAN, AS AMENDED.

General

As described in the Compensation Discussion and Analysis above, long term incentive compensation equity awards under the Entegris, Inc. 2010 Stock Plan, as amended (the “2010 Plan”) is also an important element of the Company’s compensation program for its executives and key employees. Awards under the 2010 Plan include equity incentive awards in the form of restricted stock, stock options and/or performance share awards for senior executives and other key employees of the Company.

Our Board of Directors adopted and our stockholders approved the 2010 Plan, including the list of potential performance goals and related provisions set forth in the 2010 Plan for awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, at the Annual Meeting of Stockholders of Entegris on May 5, 2010. The performance criteria listed below are substantially identical to the list approved by the stockholders in 2010 with the addition of the Total Shareholder Return performance criteria described below. This proposal is being presented to stockholders solely to address the periodic approval requirements of Section 162(m) described below.

The performance criteria listed below will allow the MD&CC to choose from a wide range of measures in establishing performance targets for performance-based awards under the 2010 Plan. These limitations and performance criteria were approved for purposes of compliance with Section 162(m) of the Internal Revenue Code (the “Code”).

The material terms of the 2010 Plan are described below and the 2010 Plan is attached to this proxy statement as Appendix B. The following summary is qualified in its entirety by reference to Appendix B.

Eligibility

All U.S. key employees and executives are eligible to receive awards under the 2010 Plan. However, under NASDAQ rules, employees of Entegris at the time of the Merger with ATMI, Inc. are not eligible to receive awards of shares brought over from the ATMI 2010 Stock Plan in accordance with those NASDAQ rules. With respect to 2015, the MD&CC has determined to make awards of restricted stock units, performance shares and stock options to a group of 9 senior executives, including our named executive officers, and to make restricted stock unit awards to a group of approximately 386 key employees (not including the 9 senior executives).

Administration

The 2010 Plan is administered by the MD&CC. Members of the MD&CC must qualify as outside directors under Section 162(m) of the Code. Subject to the terms of each Plan, the MD&CC has sole discretion to:

•	Select the employees who will be eligible to receive awards;

•	Determine the maximum award for each participant;

•	Determine the performance goals that must be achieved before any performance based awards are paid;

•	Approve awards under the 2010 Plan; and

•	Interpret the provisions of the 2010 Plan.

Determination of Award Criteria under the 2010 Plan

During the first 90 days of each fiscal year, the MD&CC will select the performance criteria for performance awards under the 2010 Plan during the year. The MD&CC may choose to set target goals: (i) in absolute terms; (ii) in relative terms (including, but not limited to, the passage of time and/or against other companies’ performance, industry indices or other balance sheet driven or operating statement driven financial metrics); (iii) on a per share and/or per capita basis; (iv) against the performance of Entegris as a whole or against particular segments or products of Entegris; (v) on a pre-tax or after-tax basis; and/or (vi) on a single or multiple year basis. The MD&CC also will determine whether any element(s) will be included in or excluded from the calculations and whether or not such determinations result in any performance goal being measured on a basis other than generally accepted accounting principles. For example, the MD&CC may decide to ignore or modify the effect of mergers or acquisitions in the calculations. A performance period may be a fiscal year, but may also be any such other period of time as determined in the sole and absolute discretion of the MD&CC. As discussed below, the MD&CC may choose performance targets each year under the 2010 Plan from the list of permissible performance criteria set forth below.

Payment of Performance Share Awards

Subject to the terms and conditions of the 2010 Plan, performance share awards will be paid either as shares or shares of restricted stock during the first 90 days of the fiscal year subsequent to the fiscal period for which the performance share award was earned, but in no event earlier than the completion of the audit for the last fiscal year of the period to which the performance share award relates.

Amendment and Termination

The Board of Directors may amend or terminate the 2010 Plan at any time as it deems appropriate, to the extent permitted by law and the rules of any stock exchange on which the Company’s common stock is listed, provided that no action may be taken if it would materially increase any benefits under the 2010 Plan, materially increase the number of securities which may be issued, materially modify the requirements for eligibility, result in a failure to comply with applicable provisions of the federal securities or income tax laws or constitute a repricing or reloading of the award.

Limitations Applicable to Awards under the 2010 Plan

The 2010 Plan also: (i) imposes a maximum award limit of 1 million shares per individual; and (ii) requires that the MD&CC certify that performance criteria with respect to any performance share award under the 2010 Plan have been met before any payout of that award is made.

Proposed Performance Criteria Applicable to Awards under the 2010 Plan

The following is a list of proposed performance criteria from which the MD&CC may select:

Net income or improvement in net income;

Adjusted net income or improvement in adjusted net income;

Earnings per share or improvement in earnings per share;

Net sales growth or improvement in net sales growth;

Cash flow or a simplified cash flow metric;

Gross margin;

Earnings before interest and taxes,

EBITDA;

Stock price;

Total shareholder return;

Return on assets or net assets;

Operating income or improvement in operating income;

Return on capital employed;

Return on assets or net assets;

Return on invested capital;

Return on equity and return on adjusted equity;

Reductions in certain asset or cost categories; and

Comparisons with other peer companies or industry groups, indices or classifications with regard to one or more of the foregoing criteria.

The above list of performance criteria is the same as the list approved by the stockholders in 2010 with the addition of the total shareholder return metric. The MD&CC determined to add total shareholder return to the list of performance criteria because it believes that it is an established and widely used performance criteria that is consistent with peer company practices. Total shareholder return would measure the performance of the Company’s stock price over a performance period established by the MD&CC with the assumption that any dividends declared on the Company’s stock were reinvested in the Company’s stock. See “Compensation Discussion and Analysis – Changes in Compensation Policies for 2015” above.

Prior Share Authorizations and Outstanding Rights Granted under the 2010 Plan

The following information is provided as of December 31, 2014, with respect equity securities that are authorized for issuance and options and other rights outstanding under the 2010 Plan. The only equity securities currently authorized for issuance under the 2010 Plan are common stock for awards or options to acquire our common stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,645,905	$9.67	11,573,479	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	3,645,905	$9.67	11,573,479	(2)

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.
(2)	These shares are available under the Entegris, Inc. 2010 Stock Plan for future issuance for stock options, restricted stock units, performance shares and stock awards in accordance with the terms of the 2010 Stock Plan. Includes shares brought over from the ATMI, Inc. 2010 Stock Plan in accordance with NASDAQ rules.

Actual Awards under the 2010 Plan

The equity incentive awards to the named executive officers under the 2010 Plan for the last completed fiscal year are set forth in the Grants of Plan Based Awards Table above in columns (f) through (j). See “Compensation Discussion and Analysis – Changes in Compensation Policies for 2015” above for a discussion of 2015 awards under the 2010 Plan. Since awards to be granted in the future under the 2010 Plan are at the discretion of the Committee, it is not possible to determine the benefits or the amounts to be received (or that would have been received had the Plan been in effect for the last fiscal year) under the 2010 Plan by our directors, officers or employees.

Federal Income Tax Consequences

The following is a summary of anticipated federal income tax consequences associated with stock-based awards under the 2010 Plan.

Restricted Stock Unit Awards

In general, a participant who receives a restricted stock unit award under the 2010 Plan will realize ordinary income at the time the restricted stock unit becomes vested or the participant receives vested shares in settlement of the award in an amount equal to the then fair market value of the shares, and we will be entitled to a corresponding deduction (subject to potentially applicable deduction limitations under Section 162(m) of the Code). The participant’s tax basis in the shares will generally be equal to the value of the shares on the date that ordinary income is realized, and the participant’s tax holding period for the shares will generally begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.

Stock Options

The grant of a stock option is not a taxable event. In general, a participant who receives an option that does not qualify as an “incentive stock option” under Section 422 of the Code, will realize ordinary income at the time the option is exercised equal to the difference between the then value of the shares acquired by the exercise of the option over the option exercise price paid for the shares, and we will be entitled to a corresponding deduction. The participant’s tax basis for the shares will be equal to the value of the shares on the date ordinary income is realized and the participant’s tax holding period for shares will begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.

If a participant receives a stock option that qualifies as an “incentive stock option” under Section 422 of the Code, the participant will not realize income at the time the option is exercised (although the difference between the value of the shares and the exercise price will be taken into account as income for alternative minimum tax purposes), but will realize taxable income when the option shares are subsequently sold. If the participant sells the option shares more than two years after the date the option is granted and more than one year after the date the option is exercised, any gain or loss realized on the sale will be long-term capital gain or loss, and we will not be entitled to a deduction. On the other hand, if the participant sells the option shares before the end of either of those periods, any gain realized on the sale will be taxable as ordinary income to the extent of the difference between the value of the shares on the date the option was exercised and the exercise price paid for the shares, and any remaining gain will be capital gain. In general, we will be entitled to a deduction equal to the ordinary income realized by the participant upon the sale of the option shares.

Performance Shares

The grant of an award of performance shares will not result in any immediate tax consequence to the Company or to the participant. Generally, the participant will realize ordinary income upon the date and to the extent that the performance shares are earned where the earned shares are free of restrictions equal to the value of the shares on that date and we will be entitled to a corresponding deduction. Where performance shares are earned but still subject to restrictions, then they will be treated as restricted stock as described above.

Because our directors and executive officers are eligible to receive awards under the 2010 Plan, our directors and executive officers have an interest in this proposal. The ability of performance share awards to the named executive officers in 2015 to qualify as incentive compensation meeting the requirements of Section 162(m) of the Code is subject to stockholder approval of the limitations and performance criteria applicable to the 2010 Plan.

In order to preserve the Company’s ability to deduct for federal income tax purposes the value of equity awards made under the 2010 Plan to certain of its executives, Section 162(m) of the Code and the regulations issued there under require that the Company’s stockholders approve the limitations and performance criteria under the 2010 Plan. Nothing in this proposal precludes the Company or the MD&CC from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE LIMITATIONS AND PERFORMANCE CRITERIA FOR AWARDS UNDER THE 2010 PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A CONTRARY VOTE IS SPECIFIED.

The affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal. Abstentions will be counted toward a quorum and considered shares present in person or by proxy and entitled to vote. Accordingly, abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the approval of this proposal and will not be counted as votes cast. If the proposal is not approved, we may not be able to deduct the full amount of certain awards under the 2010 Plan and the MD&CC will evaluate whether the compensation to the named executive officers without an award under the 2010 Plan is competitive; in the event that the MD&CC determines that their compensation is not competitive, then it may consider alternative compensation arrangements or make the awards without deductibility.

STOCKHOLDER PROPOSALS AND NOMINEES FOR 2016 ANNUAL MEETING

Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Company no later than December 4, 2015 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Proposals should be addressed to Peter W. Walcott, Senior Vice President, General Counsel and Secretary, Entegris, Inc., 129 Concord Road, Billerica, MA 01821.

Under the Company’s By-Laws any stockholder of record of Entegris may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of Entegris at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (a) as to each proposed nominee: (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to be named as a nominee and to serve as a director if elected; and (v) a statement whether such nominee, if elected, has agreed to tender, promptly following such election, an irrevocable resignation to be effective if, at the next meeting for the election of directors: (A) the director does not receive the majority vote required by Section 3.3 of the By-Laws and (B) the Board of Directors accepts such resignation; and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the Company’s books, of such stockholder; (ii) the class and number of shares of the Company which are beneficially owned by such stockholder; (iii) the class or series and number of shares of capital stock of the Company that are beneficially owned by each associate of the stockholder or beneficial owner as of the date of the notice; (iv) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the business between or among such stockholder and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); (v) a description of any agreement, arrangement or understanding (whether or not in writing and including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or in cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of capital stock of the Company, including the notional number of shares that are the subject of such agreement, arrangement or understanding; (vi) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Company, including the number of shares that are the subject of such agreement, arrangement or understanding; and (vii) a description of all direct and indirect compensation and any other material agreement, arrangement, understanding or relationship during the past three years between or among such stockholder and its affiliates and associates, or others with whom such stockholder is acting in concert, on the one hand, and each such nominee and his or her affiliates and associates, or others with whom such nominee is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Securities and Exchange Commission Regulation S-K if the stockholder making the nomination, or any affiliate or associate of such stockholder or person with whom the stockholder is acting in concert, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. Further, under the By-Laws the Company may also require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Under the Company’s By-Laws, nominees for director submitted by stockholders for inclusion in the Company’s 2016 proxy statement must be received no earlier than December 31, 2015 and no later than January 28, 2016. Unless the information specified above is received by Entegris at its headquarters at 129

Concord Road, Billerica, MA 01821, Attention Peter W. Walcott, Senior Vice President, General Counsel and Secretary, within such period, nominees will not be included in the Company’s 2016 proxy statement.

Likewise the By-Laws specify that the period for receipt of timely notice of stockholder proposals for submission to the Entegris 2016 Annual Meeting of Stockholders without inclusion in the Company’s 2016 proxy statement is not earlier than December 31, 2015 and not later than January 28, 2016. Unless such notice is received by Entegris at its headquarters at 129 Concord Road, Billerica, MA 01821, Attention Peter W. Walcott, Senior Vice President, General Counsel and Secretary, within such period, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 accompanies this proxy statement. Stockholders may obtain without charge an additional copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, by writing to Gregory B. Graves, Executive Vice President & Chief Financial Officer, Entegris, Inc. at the Company’s offices at 117 Jonathan Boulevard N, Chaska MN 55318. In addition, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 is available through the web site of the Securities and Exchange Commission (www.sec.gov) on the EDGAR database as well as on the Company’s web page www.Entegris.com in the “Investors” section under the heading “Financial Information – SEC Filings”.

OTHER BUSINESS

The Board of Directors is not aware of any other business to come before the Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

By Order of the Board of Directors,

PETER W. WALCOTT

Senior Vice President, General Counsel & Secretary

Billerica, Massachusetts

March 27, 2015

APPENDIX A

ENTEGRIS, INC.

AMENDED AND RESTATED

ENTEGRIS INCENTIVE PLAN

Article 1. Purpose

The purpose of the Entegris Incentive Plan (“EIP”) is to motivate, incent and retain key senior managers and employees of Entegris, Inc. (the “Company”). It is designed to link the variable cash compensation of employees primarily to the financial performance of the Company but also, in the case of senior managers, to individual achievement.

Article 2. Administration

The EIP shall be administered by the Management Development and Compensation Committee (the “Committee”) of the Board of Directors. The Committee shall have the authority to adopt, amend and rescind rules and regulations for the administration of the EIP and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the EIP. Without limiting the foregoing, the Committee in its sole discretion may increase, decrease or eliminate any award payment hereunder. All decisions, determinations and interpretations of the Committee shall be final and binding upon all parties concerned.

The Committee shall approve all awards under the EIP. In the case of the CEO, and senior executives reporting directly to the CEO, each award shall be approved individually. In all other cases, the Committee may approve awards individually or in the aggregate, at its discretion.

Article 3. Participants

Management shall, from time to time, propose to the Committee the employees to be eligible (the “Participants”) or no longer eligible for awards under the EIP. The Committee may approve (or disapprove) those employees individually or by guideline.

Current Participants are listed in Appendix A.

Article 4. Awards

4.1. Management shall propose to the Committee one or more formulae by which to calculate the awards to be made to Participants. Typically these formulae will be designed to provide for awards which will be based in part on overall corporate financial performance, business unit, function or geographic performance (where applicable) and individual performance. The Committee, however, shall be free to fashion awards under this EIP which, in its opinion, best achieve its Purpose. The Committee shall have authority, consistent with the EIP, to establish the periods during which awards may be earned, to determine the size and terms of the awards to be made to each Participant, to determine the time when awards will be made, and to prescribe the form of payment for awards.

4.2. This Section 4.2 applies to any performance award under the EIP (“Performance Award”) intended to qualify as performance-based for the purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In the case of any Performance Award to which this Section 4.2 applies, the EIP and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Committee will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under

Section 162(m)). Prior to grant or payment of the Performance Award, as the case may be, the Committee will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 4.2 applies may be granted after the first meeting of the stockholders of the Company held in 2013 until the listed performance measures set forth in the definition of “Performance Criteria” (as such definition may be amended from time to time) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval. For purposes of this Section 4.2, the term “Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the pay-out of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof):

Net income or improvement in net income;

Adjusted net income or improvement in adjusted net income;

Earnings per share or improvement in earnings per share;

Net sales growth or improvement in net sales growth;

Cash flow;

Gross margin;

Operating margin;

Earnings before interest and taxes, EBITDA;

Stock price;

Return on assets or net assets;

Operating income or improvement in operating income;

Return on capital employed;

Return on assets or net assets,

Return on invested capital

Return on equity and return on adjusted equity;

Reductions in certain asset or cost categories; and

Comparisons with other peer companies or industry groups or classifications with regard to one or more of the foregoing criteria.

A Performance Criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

4.3. No more than $1,000,000 may be paid to any individual in any fiscal year of the Company under the EIP.

4.4. The specific award metrics and award formulae for each year shall be attached as Appendix B to the EIP.

General Terms and Conditions

No Employment Contract. The EIP does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the company, and it shall not be deemed to interfere in any way with the company’s right to terminate, or otherwise modify, an employee’s employment at any time. No employee shall have a right to be selected as a Participant for any year nor, having been selected a Participant in the EIP for one year, to be a Participant in any other year. Neither the EIP nor any award thereunder shall be an element of damages in any claim based upon discharge in violation of a contract unless the contract in question shall be in writing and shall make specific reference to variable compensation awards; nor shall this EIP or any rights thereto be regarded as an element of damages for wrongful discharge in any other context except to the extent that rights shall have accrued hereunder as of the date of discharge.

Successors, etc. The provisions of the EIP and the grant of any incentive payment shall inure to the benefit of all successors of each Participant, including without limitation such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

Amendments. The EIP may be amended or terminated at any time by the Board of Directors of the Corporation, and shall continue in effect until so terminated; provided however that no amendment or termination of the EIP shall adversely affect any right of any Participant with respect to any incentive payment previously made without such Participant’s written consent.

Effective Date. This Amended and Restated EIP shall be effective as of January 1, 2008.

Governing Law. This EIP and all determinations made and actions taken hereunder shall be construed in accordance with the laws of the State of Delaware.

Appendix A

EIP Participants

1.	All employees of Entegris, Inc. and its wholly owned U.S. subsidiaries.

2.	Selected senior employees of wholly owned direct and indirect foreign subsidiaries of Entegris, Inc.

APPENDIX B

ENTEGRIS, INC.

2010 STOCK PLAN

(As Amended May 5, 2010)

SECTION 1. PURPOSE

The purpose of the Entegris, Inc. 2010 Stock Plan (“the Plan”) is to: (i) assist the Company and its Affiliates in attracting, recruiting and retaining exceptionally qualified individuals to serve as employees, non-employee directors, consultants and/or advisors; (ii) provide incentives to such individuals which align with the interests of the Company’s stockholders; and (iii) to promote the success of the Company’s business. It is believed that by encouraging these individuals to acquire a proprietary interest in the growth and performance of the Company their efforts will be stimulated to achieve the Company’s long-term objectives.

SECTION 2. DEFINED TERMS

Exhibit A, which is incorporated into this Plan by reference, defines certain terms used in the Plan; other terms defined elsewhere in the Plan shall have the meaning provided at the location of definition.

SECTION 3. ADMINISTRATION

3.1. Administrative Authority. The Plan shall be administered by the Administrator. The Administrator shall have full power and authority, subject to the provisions of the Plan and to such orders or resolutions not inconsistent with the provisions of the Plan, as may from time to time be adopted by the Board, to:

(i)	select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(ii)	determine the type or types of Awards to be granted to each Participant hereunder;

(iii)	determine the number of shares of Stock to be covered by each Award granted hereunder;

(iv)	determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

(v)	determine whether, to what extent and under what circumstances Awards may be settled in cash, Stock or other property;

(vi)	determine whether, to what extent, and under what circumstances cash, Stock, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant;

(vii)	determine whether, to what extent, and under what circumstances any Award shall be forfeited, canceled or suspended;

(viii)	interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement;

(ix)	correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Administrator shall deem desirable to carry it into effect;

(x)	establish such rules and regulations and appoint such agents and/or committees of Company employees as it shall deem appropriate for the proper administration of the Plan;

(xi)	determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and

(xii)	make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

3.2. Administrator Decisions. Decisions of the Administrator shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. A majority of the members of the Administrator may determine its actions.

3.3. Section 409A of the Code. Each Award may contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A of the Code, or (ii) satisfies such requirements.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1. Number of Shares. (a) Subject to adjustment as provided in Subsection 15.1, a total of 9,750,000 shares of Stock shall be authorized for grant under the Plan less one (1) share for every one (1) share that was granted after December 31, 2009 under the Prior Plans or under the Plan prior to the date of adoption by the stockholders of the Company. After the effective date of the Plan (as provided in Section 13), no awards may be granted under any Prior Plans.

(b) If (i) any Stock subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Stock, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Stock subject to such Award (including on payment in Stock on exercise of a Stock Appreciation Right), such Stock shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan or (ii) after December 31, 2009 any Stock subject to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Stock, or an award under the Prior Plans is settled for cash (in whole or in part), expire or otherwise terminate without issuance of such Stock, or otherwise does not result in the issuance of all or a portion of the Stock subject to such award (including on payment in Stock on exercise of a stock appreciation right), such Stock shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

(c) The maximum number of shares covered by Incentive Stock Options that may be awarded under the Plan shall be the aggregate of the shares of Stock specified in Paragraph (a) above.

(d) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, then the Stock so tendered or withheld shall be available for issuance under the Plan. In the event that after December 31, 2009 (iii) any option or award granted under the Prior Plans is exercised through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or (iv) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, then the Stock so tendered or withheld shall be available for Award, grant and issuance under the Plan.

(e) To the extent consistent with the requirements of Section 422 of the Code, Substitute Awards shall not reduce the Stock authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Subsection 11.5, nor shall Stock subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made in compliance with the applicable requirements of the NASDAQ or of any established stock exchange on which the Stock may be listed.

(f) Each share of Stock subject to any Award under the Plan shall be counted against the limits set forth in Section 4.1(a) as one share.

4.2. Character of Stock. Any Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

SECTION 5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, Directors, and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and/or its Affiliates. Eligibility for Incentive Stock Options is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code. Eligibility for Stock Options other than Incentive Stock Options is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

SECTION 6. STOCK OPTIONS

6.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Administrator shall deem desirable.

6.2. Award Agreements. All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Administrator shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

6.3. Option Price. Other than in connection with Substitute Awards, the option price per each share of Stock purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one share of Stock on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of Stock of the Company or any Affiliate, the option price per share Shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Except in connection with a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Administrator shall not without the approval of the Company’s stockholders (a) lower the option price per share of Stock of an Option after it is granted, (b) cancel an Option when the option price per share of Stock exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is traded.

6.4. Option Term. The term of each Option shall be fixed by the Administrator in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns Stock representing more than 10% of the voting power of all classes of Stock of the Company or any Affiliate.

6.5. Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Stock covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of shares of Stock to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Administrator may, from time to time, prescribe.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Stock (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Administrator, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Administrator, by withholding Stock otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Administrator may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Administrator may, from time to time, prescribe. In no event may any Option granted hereunder be exercised for a fraction of a share of Stock. Except for Substitute Awards, under circumstances contemplated by Subsection 12.2 or as may be set forth in an Award Agreement with respect to: (A) retirement, death or disability of a Participant, or (B) special circumstances determined by the Administrator (such as the achievement of performance objectives), Options granted to employees of the Company or any Affiliate will not be exercisable before the expiration of one year from the date the Option is granted (but may become exercisable pro rata over such time).

(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share of Stock exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Stock otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares of Stock for which the Option was deemed exercised, less the number of shares of Stock required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional share of Stock shall be settled in cash.

6.6. Form of Settlement. In its sole discretion, the Administrator may provide in the Award Agreement that the Stock to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

6.7. Incentive Stock Options. The Administrator may grant Incentive Stock Options to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. The terms and size of any Incentive Stock Option Award shall contain such provisions as may be necessary to meet the requirements of Section 422 of the Code or any successor provision thereto and any rulings or regulations of the U. S. Department of the Treasury promulgated thereunder.

SECTION 7. STOCK APPRECIATION RIGHTS

7.1. Grant and Exercise. The Administrator may provide Stock Appreciation Rights: (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award; in each case, upon such terms and conditions as the Administrator may establish in its sole discretion.

7.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined, from time to time, by the Administrator, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one share of Stock on the date of exercise (or such amount less than such Fair Market Value as the Administrator shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b) The Administrator shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Stock or other property, or any combination thereof.

(c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Administrator may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall: (i) have a grant price not less than the Fair Market Value of one share of Stock on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Subsection 15.1, (ii) have a term not greater than ten (10) years, and (iii) with respect to an Award to an employee of the Company, not be exercisable before the expiration of one year from the date of grant (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by Subsection 12.2 or as may be set forth in an Award Agreement with respect to (x), retirement, death or disability of a Participant or (y) special circumstances determined by the Administrator, such as the achievement of performance objectives.

(e) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one share of Stock exceeds the grant price per share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Subsection, reduced by the number of shares of Stock (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f) Except in connection with a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), without the approval of the Company’s stockholders the Administrator shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award (other than in connection with a Substitute Award)), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is traded.

SECTION 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit

Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Administrator has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

8.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

8.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Stock subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Stock and the right to receive distributions made with respect to such Stock. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Stock or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of shares of Stock covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Subsection, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of shares of Stock covered by a Restricted Stock Unit Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Stock or other property has been distributed.

8.4. Minimum Vesting Period. Restricted Stock Awards and Restricted Stock Unit Awards shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or an Affiliate and (ii) one (1) year) from date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Administrator’s discretion in the event of the death, disability or retirement of the Participant or a Change in Control (as defined in Subsection 12.3). Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to grants of up to 10% of the number of shares of Stock available for Awards under Subsection 4.1(a) on the effective date of the Plan. Subject to the foregoing minimum Vesting Period requirements, the Administrator may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Administrator shall deem appropriate.

8.5 Issuance of Stock. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

SECTION 9. OTHER STOCK BASED AWARDS

9.1. Grants. Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Stock or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

9.2. Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Subsection, any property (other than cash) distributed as a dividend or otherwise with respect to the number of shares of Stock covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Stock covered by a Other Share-Based Award with respect to which such cash, Stock or other property has been distributed.

9.3. Minimum Vesting Period. Other Share-Based Awards shall have a Vesting Period of not less than: (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or an Affiliate and (ii) one (1) year) from date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Administrator’s discretion in the event of the death, disability or retirement of the Participant or a Change in Control (as defined in Subsection 12.3). Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to grants of up to 10% of the number of shares of Stock available for Awards under Subsection 4.1(a) on the effective date of the Plan. Subject to the foregoing minimum Vesting Period requirements, the Administrator may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Administrator shall deem appropriate.

9.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Stock, other property, or any combination thereof, in the sole discretion of the Administrator. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Administrator, on a deferred basis subject to the requirements of Section 409A of the Code.

9.5. Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer. In addition Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Administrator shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment the deferred stock units.

SECTION 10. PERFORMANCE AWARDS

10.1. Grants. Performance Awards in the form of Performance Cash, Performance Stock or Performance Units, as determined by the Administrator in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Administrator and shall be based upon one or more of the Performance Criteria as the Administrator may determine.

10.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents (subject to the requirements of Subsection 15.4). The terms of Performance Awards need not be the same with respect to each Participant.

10.3. Terms and Conditions. The specific Performance Criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Administrator upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Administrator. All performance stock awards granted under this Section 10 shall be subject to the minimum vesting provisions applicable to grants subject to the achievement of performance objectives specified in clause (ii) of Subsection 9.3 above.

10.4. Payment. Performance Awards will be distributed only after the end of the relevant Performance Period and after the Administrator shall have certified that the Performance Criteria with respect to the Performance Award has been attained during the relevant Performance Period. Performance Awards may be paid in cash, Stock, other property, or any combination thereof, in the sole discretion of the Administrator. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Administrator, on a deferred basis subject to the requirements of Section 409A of the Code.

SECTION 11. CODE SECTION 162(M) PROVISIONS

11.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Administrator determines at the time a Performance Award (not otherwise subject to this Section 11), Restricted Stock Award, a Restricted Stock Unit Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Administrator may provide that this Section 11 is applicable to such Award.

11.2. Performance Criteria. If the Administrator determines that a Performance Award, Restricted Stock Award, a Restricted Stock Unit or an Other Share-Based Award is intended to be subject to this Section 11, the lapsing of restrictions thereon and the distribution of cash, Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Administrator, which shall be based on the attainment of specified levels of one or any combination of the Performance Criteria. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Administrator may also exclude charges related to an event or occurrence which the Administrator determines should appropriately be excluded, including without limit: (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals, and any related exclusions of charges as described in the preceding sentence, shall be set by the Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder. No Award to which this Section 11 applies may be granted after the first meeting of the stockholders of the Company held in 2015 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

11.3. Adjustments. Notwithstanding any provision of the Plan (other than Section 12), with respect to any Performance Award, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award that is subject to this Section 11, the Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Administrator may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

11.4. Restrictions. The Administrator shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. No Award made subject to this Section 11 shall be paid until the Administrator shall have certified that the Performance Criteria with respect to such Award has been attained during the relevant Performance Period.

11.5. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Subsection 15.1, the maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to Stock Appreciation Rights granted to any person in any calendar year, the maximum number of shares of Stock subject to Performance Awards granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered to any person in any calendar year shall each be 1,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or Stock Appreciation Right shall be treated as a new grant to the extent required under Section 162(m) of the Code. Subject to these limitations, each Participant shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan. No more than $1,000,000 may be paid to any individual with respect to any Performance Award payable in cash. In applying the limitation of the preceding sentence: (A) multiple Performance Awards payable in Cash to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Performance Awards payable in cash to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations (or, if denominated in cash, toward the dollar amount in the preceding sentence).

SECTION 12. CHANGE IN CONTROL PROVISIONS

12.1. Assumption or Substitution. If the Change in Control is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

Unless otherwise provided in an Award Agreement, and only to the extent consistent with Section 409A of the Code, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof is involuntarily terminated without Cause by the successor employer within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Subsection 12.1, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Stock subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Stock for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Stock); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Administrator may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Administrator in its sole discretion and its determination shall be conclusive and binding.

12.2. Awards Not Assumed or Substituted. Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; provided, that to the extent acceleration pursuant to this Section 12.2 of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award may not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 11 and Section 15.1, replicate the prior terms of the Award.

12.3. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions by: (i) the Company or any Affiliate, (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iii) any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) any person pursuant to a Non-Qualifying Transaction, as defined in paragraph (c) below, or (v) any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the

Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12.4. Cash Out, etc. of Awards. The Administrator, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each share of Stock subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such share of Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Administrator, in its discretion, shall determine; provided, that the Administrator may not exercise its discretion under this Section 12.4 with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A. Award Agreements may provide that in the event of a Change in Control of the Company all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled and distributed.

SECTION 13. EFFECTIVE DATE AND TERM OF THE PLAN.

The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, unless sooner terminated by the Board pursuant to Section 14 below, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

SECTION 14. AMENDMENT AND TERMINATION OF THE PLAN.

The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares is traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, to the extent required by such applicable law, amend the Plan to: (a) increase the number of shares of Stock that may be the subject of Awards under the Plan (except for adjustments pursuant to Subsection 15.1); (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend Subsection 6.3 or Subsection 7.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval; (e) increase the maximum permissible term of any Option specified by Subsection 6.4 or the maximum permissible term of a Stock Appreciation Right specified by Subsection 7.2(d); or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material and adverse respect under any Award previously granted without such Participant’s consent.

SECTION 15. PROVISIONS OF GENERAL APPLICABILITY.

15.1. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Administrator deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options, and in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Administrator deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Administrator may determine to be appropriate; provided, however, that the number of shares of Shares subject to any Award shall always be a whole number.

15.2. Transferability of Awards. Except as provided below, no Award and no Stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Administrator, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to: (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i); (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders; or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Subsection.

15.3. Termination of Employment. The Administrator shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Administrator, which determination will be final.

15.4. Deferral; Dividend Equivalents. The Administrator shall be authorized to establish procedures, subject to the requirements of Section 409A of the Code, to the extent applicable, pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Administrator, be entitled to receive, currently or on a deferred basis, amounts equivalent to any cash, stock or other property dividends that may be declared with respect to the Stock (“Dividend Equivalents”) with respect to the number of shares of Stock covered by the Award, provided that such Dividend Equivalents shall be subject to the same vesting or performance conditions as the underlying Award. The Administrator may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

15.5. Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Administrator and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Administrator and recorded by the Company (or its designee) in an electronic record keeping system used for the purpose of tracking one or more types of Awards as the Administrator may provide; in each case and if required by the Administrator, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the provisions of the Plan.

15.6. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of: (a) the grant of any Award; (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Stock or cash; (d) the lapse of any restrictions in connection with any Award; or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Administrator shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Stock (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Stock (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

15.7. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Administrator, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

15.8. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Administrator deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

15.9. Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial restatements or financial irregularities), as determined by the Administrator in its sole discretion. The Administrator may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

15.10. Stop Transfer Orders. All certificates for Stock delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock are then listed or traded, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.11. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Administrator or by the Board.

15.12. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.13. Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change to an applicable statute, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

15.14. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

15.15. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

15.16. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

15.17. Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Administrator, be necessary or desirable in order to recognize differences in local law or tax policy. The Administrator also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

15.18. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Administrator. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

15.19. Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 15.19 will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

15.20. No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award, (b) any Stock issuable upon the exercise of any Award, or (c) the sale of any Stock issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Stock issuable upon exercise of any Award, or (z) the sale of any Stock issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

15.21. Legal Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, any regulation promulgated thereunder or of any applicable state or foreign securities laws. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

15.22. Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

15.23. Establishment of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable federal or state securities or tax laws. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

15.24. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

EXHIBIT A

Definition of Terms

AS USED IN THE PLAN, THE FOLLOWING TERMS SHALL HAVE THE MEANINGS SET FORTH IN THIS EXHIBIT A. TERMS DEFINED IN THE TEXT OF THE PLAN SHALL HAVE THE MEANING ASCRIBED TO THE TERM AT THE LOCATION OF ITS DEFINITION. ANY DEFINITION OF A PERFORMANCE MEASURE USED IN CONNECTION WITH AWARDS DESCRIBED BY SECTIONS 10 OR 11 SHALL HAVE THE MEANING COMMONLY ASCRIBED TO SUCH TERM BY GENERALLY ACCEPTABLE ACCOUNTING PRINCIPLES AS PRACTICED IN THE UNITED STATES:

A.1. “Administrator” The Committee or if there be no Committee, the Board.

A.2. “Affiliate” shall mean any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

A.3. “Award” shall mean any or a combination of the following: Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock, Other Share-Based Award, Performance Award Unrestricted Stock, Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines or any other right, interest or option relating to Stock or other property (including cash) granted pursuant to the provisions of the Plan.

A.4. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

A.5. “Board” shall mean the board of directors of the Company.

A.6. “Cause” shall mean, unless otherwise provided in an Award Agreement, (A) gross dereliction in the performance of the Participant’s duties to the Company or any of its Affiliates if the Participant fails to cure such dereliction, if curable, within thirty (30) days after receipt from the Company of written notice specifying such dereliction; (B) fraud, embezzlement or theft with respect to the Company or any of its Affiliates; (C) material breach of a fiduciary duty owed by the Participant to the Company or any of its Affiliates; or (D) conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude.

A.7. “Code” shall mean the Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

A.8. “Company” shall mean Entegris, Inc., a Delaware corporation.

A.9. “Committee” shall mean the Management Development & Compensation Committee of the Board or a successor to such committee established by the Board to assist it in the oversight and determination of the Company’s compensation practices, policies and programs. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Stock is traded, to the extent required by such rules.

A.10. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

A.11. “Covered Employee” shall mean an employee of the Company or its Affiliates (including an employee who is also a member of the Board) who is a “covered employee” within the meaning of Section 162(m) of the Code.

A.12. “Director” shall mean a non-employee member of the Board.

A.13. “Dividend Equivalents” shall have the meaning set forth in Subsection 15.4.

A.14. “Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.

A.15. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

A.16. “Fair Market Value” shall mean, with respect to Stock as of any date, (i) the closing sale price of the Stock reported as having occurred on the NASDAQ or other principal U.S. national securities exchange on which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Stock reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Administrator to be the fair market value of the Stock as determined by the Administrator in its sole discretion, consistent with the requirements of Sections 422 and 409A of the Code, to the extent applicable. The Fair Market Value of any property other than Stock shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator.

A.17. “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

A.18. “Limitations” shall have the meaning set forth in Subsection 11.5.

A.19. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Stock at such price or prices and during such period or periods as the Administrator shall determine.

A.20. “Other Stock-Based Award” shall have the meaning set forth in Subsection 9.1.

A.21. “Participant” shall mean an Employee, Director or Consultant who is selected by the Administrator to receive an Award under the Plan.

A.22. “Payee” shall have the meaning set forth in Subsection 15.6.

A.23. “Performance Award” shall mean any Award of Performance Cash, Performance Stock or Performance Units granted pursuant to Section 10 which are subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and Performance Awards that are not intended so to qualify.

A.24. “Performance Cash” shall mean any cash incentives granted pursuant to Section 9 payable to the Participant upon the achievement of such performance goals as the Administrator shall establish.

A.25. “Performance Criteria”: shall mean specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the pay-out of an Award. For purposes of Performance Share Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof):

Net income or improvement in net income;

Adjusted net income or improvement in adjusted net income;

Earnings per share or improvement in earnings per share;

Net sales growth or improvement in net sales growth;

Cash flow;

Gross margin;

Operating margin;

Earnings before interest and taxes, EBITDA;

Stock price

Return on assets or net assets;

Operating income or improvement in operating income;

Return on capital employed;

Return on assets or net assets,

Return on invested capital

Return on equity and return on adjusted equity;

Reductions in certain asset or cost categories; and

Comparisons with other peer companies or industry groups or classifications with regard to one or more of the foregoing criteria.

A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.”.

A.26. “Performance Period” shall mean the period established by the Administrator during which any performance goals specified by the Administrator with respect to a Performance Award are to be measured.

A.27. “Performance Share” shall mean any grant pursuant to Section 10 of a unit valued by reference to a designated number of shares of Stock, which value will be paid to the Participant upon achievement of such performance goals as the Administrator shall establish.

A.28. “Performance Unit” shall mean any grant pursuant to Section 10 of a unit valued by reference to a designated amount of cash or property other than Stock, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Administrator shall establish.

A.29. “Permitted Assignee” shall have the meaning set forth in Subsection 15.2.

A.30. “Plan”: The Entegris, Inc. 2010 Stock Plan, as from time to time amended and in effect.

A.31. “Prior Plans” shall mean, collectively, the Company’s 2001 Equity Incentive Plan, the Company’s Outside Directors’ Option Plan, the Company’s 2001 Non-Employee Directors’ Stock Option Plan and the Company’s 2003 Employment Inducement and Acquisition Stock Option Plan.

A.32. “Restricted Stock” shall mean any share of Stock issued with the restriction that the holder may not sell, transfer, pledge or assign such Stock and with such other restrictions as the Administrator, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

A.33. “Restricted Stock Award” shall have the meaning set forth in Subsection 8.1.

A.34. “Restricted Stock Unit” means an Award that is valued by reference to a share of Stock, which value may be paid to the Participant by delivery of cash, Stock or such other property as the Administrator shall determine, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

A.35. “Restricted Stock Unit Award” shall have the meaning set forth in Subsection 8.1

A.36. “Stock” shall mean the shares of the Company’s Common Stock, $0.01 par value per share.

A.37. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 7.

A.38. Substitute Awards” shall mean Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

A.39. “Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

A.40. “Vesting Period” shall mean the period of time specified by the Administrator during which vesting restrictions for an Award are applicable.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 29, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:       ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors		For	Against	Abstain
01 Michael A. Bradley		☐	☐	☐
02 Marvin D. Burkett		☐	☐	☐		For	Against	Abstain
03 R. Nicholas Burns		☐	☐	☐

3      Approval of the compensation paid to Entegris, Inc.’s named executive officers (advisory vote).

4      Re-Approval of the performance criteria and limitations for awards under the Entegris, Inc. Amended and Restated Incentive Plan.

5      Approval of the performance criteria and limitations for awards under the Entegris, Inc. 2010 Stock Plan, as amended.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

						☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
04 Daniel W. Christman		☐	☐	☐
05 James F. Gentilcore		☐	☐	☐
06 James P. Lederer		☐	☐	☐
07 Bertrand Loy		☐	☐	☐
08 Paul L. H. Olson		☐	☐	☐
09 Brian F. Sullivan		☐	☐	☐
The Board of Directors recommends you vote FOR
proposals 2, 3, 4 and 5:		For	Against	Abstain

2 Ratify Appointment of KPMG LLP as Entegris, Inc.’s Independent Registered Public Accounting Firm for 2015.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SHARES CUSIP #

			JOB #				SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners) Date	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-K Wrap is/are available at www.proxyvote.com.

ENTEGRIS, INC. Annual Meeting of Stockholders April 30, 2015 10:00 AM This proxy is solicited by the Board of Directors

By signing this proxy or granting your proxy by telephone or the Internet as described on the reverse side, you revoke all prior proxies and constitute and appoint Bertrand Loy, Gregory B. Graves and Peter W. Walcott and each of them singly, your proxies and attorneys with the powers you would possess if personally present and with full power of substitution, to vote all shares of Common Stock of Entegris, Inc. held by you or in respect of which you would be entitled to vote or act at the Annual Meeting of Stockholders of Entegris, Inc. to be held at the Headquarters of Entegris, Inc., 129 Concord Road, Billerica, MA, on April 30, 2015 at 10:00 a.m. local time and at any adjournments of said meeting upon all subjects that may properly come before the meeting, subject to any directions indicated on this proxy.

IF NO DIRECTIONS ARE GIVEN ON THE REVERSE SIDE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL NINE NOMINEES, FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM; FOR THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION; FOR THE RE-APPROVAL OF THE PERFORMANCE CRITERIA AND LIMITATIONS FOR AWARDS UNDER THE ENTEGRIS, INC. AMENDED AND RESTATED INCENTIVE PLAN; FOR THE APROVAL OF THE PERFORMANCE CRITERIA AND LIMITATIONS FOR AWARDS UNDER THE ENTEGRIS, INC. 2010 STOCK PLAN, AS AMENDED AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side